Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

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In re:

HAYES LEMMERZ INTERNATIONAL, INC., et al.,

Debtors.

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x : : : : : : : : x	Chapter 11 Case No. 09-11655 (MFW) Jointly Administered

JOINT PLAN OF REORGANIZATION OF HAYES LEMMERZ INTERNATIONAL, INC.  AND ITS AFFILIATED
DEBTORS AND DEBTORS-IN-POSSESSION

Skadden, Arps, Slate, Meagher & Flom LLP
J. Eric Ivester
Stephen D. Williamson
Bennett S. Silverberg (New York Office)
155 North Wacker Drive
Chicago, Illinois 60606

- and -

Skadden, Arps, Slate, Meagher & Flom LLP
Anthony W. Clark
Kimberly A. LaMaina
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899

Counsel for Debtors and Debtors-in-Possession

Dated:  Wilmington, Delaware
July 2, 2009

TABLE OF CONTENTS

PAGE

ARTICLE I
DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME	2

A.	Scope of Definitions	2
B.	Definitions	2

1.1	“503 Deadline”	2
1.2	“Administrative Claim”	2
1.3	“Administrative Claims Bar Date”	2
1.4	“Affiliates”	2
1.5	“Allowed Claim”	3
1.6	“Allowed Class __ Claim”	3
1.7	“Annual Incentive Plan”	3
1.8	“Avoidance Claims”	3
1.9	“Bankruptcy Case(s)”	3
1.10	“Bankruptcy Code”	3
1.11	“Bankruptcy Court”	4
1.12	“Bankruptcy Rules”	4
1.13	“Business Day”	4
1.14	“Cash”	4
1.15	“Causes of Action”	4
1.16	“Certificate”	4
1.17	“Claim”	4
1.18	“Claimholder”	4
1.19	“Claims Administration”	4
1.20	“Claims Objection Deadline”	4
1.21	“Class”	5
1.22	“Confirmation Date”	5
1.23	“Confirmation Hearing”	5
1.24	“Confirmation Order”	5
1.25	“Consent Fee”	5
1.26	“Conversion Conditions”	5
1.27	“Creditors’ Committee”	5
1.28	“Cure”	5
1.29	“D&O Insurance”	6
1.30	“Debtors”	6
1.31	“Deficiency Claim”	6
1.32	“DIP Administrative Agent”	6
1.33	“DIP Agents”	6
1.34	“DIP Credit Agreement”	6

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1.35	“DIP Financing Facility”	6
1.36	“DIP Financing Facility Claims”	6
1.37	“DIP Financing Facility Order”	6
1.38	“DIP Lenders”	7
1.39	“DIP Lenders New Money Distribution Property”	7
1.40	“DIP Lenders Roll-Up Distribution Property”	7
1.41	“Directors”	7
1.42	“Disallowed Claim”	7
1.43	“Disbursing Agent”	7
1.44	“Disclosure Statement”	8
1.45	“Disputed Claim”	8
1.46	“Distribution Date”	8
1.47	“Estates”	8
1.48	“Executive Employment Agreements”	8
1.49	“Exhibit”	8
1.50	“Exhibit Filing Date”	8
1.51	“Existing Securities”	8
1.52	“Exit Credit Facility”	9
1.53	“Exit Credit Facility Agent”	9
1.54	“Exit Credit Facility Documents”	9
1.55	“Exit Credit Facility Lenders”	9
1.56	“Face Amount”	9
1.57	“Final Order”	9
1.58	“Fiscal Quarter”	9
1.59	"Force Majuere Event"	9
1.60	“HLI Opco” means HLI Operating Company, Inc.	9
1.61	“Hayes”	9
1.62	“Hayes Non-Debtor”	9
1.63	“Holdback Amount”	10
1.64	“Holdback Escrow Amount”	10
1.65	“Holder”	10
1.66	“Impaired”	10
1.67	“Incremental New Money DIP Term Loan”	10
1.68	“Incremental New Money DIP Term Loan Commitment”	10
1.69	“Insured Claim”	10
1.70	“Intercompany Claim”	10
1.71	“Interest”	10
1.72	“Interestholder”	11
1.73	“KEIP”	11
1.74	“Lien”	11
1.75	“Long Term Incentive Plan”	11
1.76	“New Common Stock”	11
1.77	“New Money DIP Lender”	11

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1.78	“New Money DIP Term Loans”	11
1.79	“New Money DIP Term Loan Commitments”	11
1.80	“Noteholder(s)”	11
1.81	“Noteholder Claims”	11
1.82	“Noteholder Distribution Property”	12
1.83	“Notes”	12
1.84	"Notes Indenture Trustee"	12
1.85	“OPEB”	12
1.86	“Officers”	12
1.87	“Old Common Stock”	12
1.88	“Old Common Stock Options”	12
1.89	“Old Preferred Stock”	12
1.90	“Old Preferred Stock Options”	12
1.91	“Ordinary Course Professional Order”	12
1.92	“Organizational Documents”	12
1.93	“Other Priority Claim”	13
1.94	“Other Secured Claim”	13
1.95	“Other Unsecured Claim”	13
1.96	“Other Unsecured Claimholders Distribution Property”	13
1.97	“Periodic Distribution Date”	13
1.98	“Person”	13
1.99	“Petition Date”	14
1.100	“Plan”	14
1.101	“Plan Effective Date”	14
1.102	“Postpetition Interest”	14
1.103	“Prepetition Administrative Agent”	14
1.104	“Prepetition Agents”	14
1.105	“Prepetition Credit Agreement”	14
1.106	“Prepetition Credit Facility”	14
1.107	“Prepetition Secured Lenders”	14
1.108	“Prepetition Secured Lender Claims”	14
1.109	“Prepetition Secured Lenders Distribution Property”	15
1.110	“Prepetition Secured Obligations”	15
1.111	“Priority Claim”	15
1.112	“Priority Tax Claim”	15
1.113	“Pro Rata”	15
1.114	“Professional”	15
1.115	“Professional Claim”	15
1.116	“Professional Fee Order”	15
1.117	“Reclamation Claims”	15
1.118	“Reinstated” or “Reinstatement”	16
1.119	“Released Parties”	16
1.120	“Reorganized . . .”	16
1.121	“Reorganized Debtors”	16

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1.122	“Requisite DIP Lenders”	16
1.123	“Restructuring Transaction(s)”	16
1.124	“Retained Actions”	16
1.125	“Roll-Up Loan Elevation Date”	17
1.126	“Scheduled”	17
1.127	“Schedules”	17
1.128	“Section 503(b)(9) Claims”	17
1.129	“Secured Tax Claim”	17
1.130	“Security”	17
1.131	“Senior Roll-Up Loans”	17
1.132	“Solicitation Procedures Order”	17
1.133	“Subordinated Debt Securities Claim”	17
1.134	“Subordinated Equity Securities Claim”	17
1.135	“Subordinated Securities Claim”	18
1.136	“Subsidiary Debtors”	18
1.137	“Subsidiary Interests”	18
1.138	“Unimpaired”	18
1.139	“Voting Deadline”	18

C.	Rules of Interpretation	18
D.	Computation of Time	19
E.	Exhibits	19

ARTICLE II
ADMINISTRATIVE EXPENSES AND PRIORITY TAX CLAIMS	19

2.1	Administrative Claims	19
2.2	Administrative Claims Incurred In the Ordinary Course Of Business	19
2.3	Reclamation Claims	20
2.4	Priority Tax Claims	20
2.5	DIP Financing Facility Claims	20

ARTICLE III
CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS	21

3.1	Introduction	21
3.2	Classification and Treatment of Claims Against and Interests In the Debtors	22

ARTICLE IV
SPECIAL PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS	27

4.1	Special Provisions Regarding Insured Claims	27
4.2	Reservation of Rights	27

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ARTICLE V
ACCEPTANCE OR REJECTION OF THE PLAN; EFFECT OF REJECTION BY ONE OR MORE IMPAIRED CLASSES OF CLAIMS OR INTERESTS	28

5.1	Impaired Classes of Claims Entitled to Vote	28
5.2	Classes Deemed to Accept Plan	28
5.3	Acceptance by Impaired Classes	28
5.4	Classes Deemed to Reject Plan	28
5.5	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code	29
5.6	Confirmability and Severability of a Plan	29

ARTICLE VI
MEANS FOR IMPLEMENTATION OF THE PLAN	29

6.1	Continued Corporate Existence	29
6.2	Corporate Action	29
6.3	Certificate of Incorporation and Bylaws	29
6.4	Cancellation of Existing Securities and Agreements	30
6.5	Authorization and Issuance of New Common Stock	31
6.6	Directors and Officers	31
6.7	Employment Incentive Compensation Programs	32
6.8	Post-Effective Date Financing	33
6.9	Restructuring Transactions and Alternative Structures	34
6.10	Preservation of Causes of Action	35
6.11	Exclusivity Period	35
6.12	Effectuating Documents; Further Transactions	35
6.13	Exemption From Certain Transfer Taxes and Recording Fees	35
6.14	Approval of Requisite DIP Lenders and Exit Credit Facility Lenders	36

ARTICLE VII
UNEXPIRED LEASES AND EXECUTORY CONTRACTS	36

7.1	Assumed Contracts and Leases	36
7.2	Rejected Contracts and Leases	37
7.3	Exhibits Not Admissions	37
7.4	Payments Related to Assumption of Executory Contracts and Unexpired Leases	38
7.5	Rejection Damages Bar Date	38

ARTICLE VIII
PROVISIONS GOVERNING DISTRIBUTIONS	38

8.1	Time of Distributions	38
8.2	No Interest on Claims	38

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8.3	Disbursing Agent	39
8.4	Surrender of Securities or Instruments	39
8.5	Claims Administration Responsibility	39
8.6	Delivery of Distributions	39
8.7	Procedures for Treating and Resolving Disputed and Contingent Claims	40
8.8	Conversion of Claims Asserted In Foreign Currencies	40

ARTICLE IX
ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS	40

9.1	Professional Claims	40
9.2	Substantial Contribution Compensation and Expenses Bar Date	41
9.3	Other Administrative Claims	42

ARTICLE X
EFFECT OF THE PLAN ON CLAIMS AND INTERESTS	42

10.1	Revesting of Assets	42
10.2	Discharge of the Debtors	42
10.3	Compromises and Settlements	43
10.4	Release of Certain Parties	44
10.5	Releases by Holders of Claims	44
10.6	Setoffs	44
10.7	Exculpation and Limitation of Liability	45
10.8	Indemnification Obligations	45
10.9	Injunction	46

ARTICLE XI
CONDITIONS PRECEDENT	46

11.1	Conditions to Confirmation	46
11.2	Conditions to Consummation	46
11.3	Waiver of Conditions to Confirmation or Consummation	48

ARTICLE XII
RETENTION OF JURISDICTION	48

ARTICLE XIII
MISCELLANEOUS PROVISIONS	50

13.1	Binding Effect	50
13.2	Modification and Amendments	51
13.3	Withholding and Reporting Requirements	51
13.4	Allocation of Plan Distributions Between Principal and Interest	51

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13.5	Creditors’ Committee	51
13.6	Payment of Statutory Fees	51
13.7	Revocation, Withdrawal, or Non-Consummation	52
13.8	Notices	52
13.9	Term of Injunctions or Stays	53
13.10	Governing Law	53
13.11	Waiver and Estoppel	53

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EXHIBITS

Exhibit A	Plan Proponents
Exhibit B	Summary of Long Term Incentive Plan
Exhibit C	Summary Description of the Terms of the New Common Stock
Exhibit D	Schedule of Retained Actions
Exhibit E	Certificate of Incorporation for the Reorganized Company
Exhibit F	Bylaws for the Reorganized Company
Exhibit G	Initial Officers of the Reorganized Debtors
Exhibit H	Form of Executive Employment Agreements
Exhibit I	Modifications to the Annual Incentive Plan and the Key Employee Incentive Plan
Exhibit J	Schedule of Rejected Contracts and Leases
Exhibit K	Material Terms of Post-Plan Effective Date Secured Term Loan
Exhibit L	Schedule of Other Unsecured Claimholders Distribution Property Allocated By Debtor

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INTRODUCTION

Hayes Lemmerz International, Inc. (“Hayes”) and 24 of its direct and indirect subsidiaries and affiliates, debtors and debtors-in-possession (collectively, the “Debtors”) in the above-captioned jointly-administered chapter 11 reorganization cases, hereby propose the following joint reorganization plans for the resolution of outstanding creditor claims against, and equity interests in, each of the Debtors.  This Plan, though proposed jointly, constitutes a separate plan proposed by each Debtor.  Therefore, the classifications of Claims set forth in Articles II and III herein shall be deemed to apply separately with respect to each plan proposed by each Debtor.

Reference is made to the Disclosure Statement for a discussion of the Debtors’ history, business, properties, results of operations, projections for future operations, risk factors, and a summary and analysis of this Plan and certain related matters, including distributions to be made under this Plan.  Each Debtor is a proponent of the plan contained herein within the meaning of Bankruptcy Code section 1129.  Capitalized terms used but not defined in this Introduction have the meanings ascribed to them in Article I of this Plan.  The Debtors who are proponents of this Plan, their chapter 11 case numbers, and their jurisdictions of incorporation or formation are identified in Exhibit A attached hereto.

This Plan contemplates the reorganization of each of the Debtors upon consummation of this Plan and the resolution of the outstanding Claims against, and Interests in, the Debtors pursuant to Bankruptcy Code sections 1123, 1129 and 1141.  Certain of the Debtors may be dissolved or merged (or combined in another form of transaction with another Debtor or non-Debtor as a means of implementation of the Plan).

These reorganization cases have been consolidated for procedural purposes only and are being jointly administered pursuant to an order of the United States Bankruptcy Court for the District of Delaware.  The Plan does not contemplate the substantive consolidation of any of the Debtors.

Under section 1125(b) of the Bankruptcy Code, a vote to accept or reject this Plan may not be solicited from a Claimholder or Interestholder until the Disclosure Statement has been approved by the Bankruptcy Court and distributed to Claimholders and Interestholders.  ALL CLAIMHOLDERS WHO ARE ELIGIBLE TO VOTE ON THIS PLAN ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

Subject to the restrictions on modifications set forth in Bankruptcy Code section 1127, Bankruptcy Rule 3019, and Article XIII of this Plan, the Debtors expressly reserve their right to alter, amend, revoke, withdraw or modify this Plan, one or more times, before this Plan’s substantial consummation.

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ARTICLE I

DEFINITIONS, RULES OF INTERPRETATION,
AND COMPUTATION OF TIME

A.	Scope of Definitions

Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.  Whenever it appears appropriate from the context, each term stated in the singular or the plural includes the singular and the plural, and each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and neuter.

B.	Definitions

1.1     “503 Deadline”  means the date which is 30 days after the date of the Confirmation Hearing and which shall be the last date on which a Person or entity may request compensation or expense reimbursement for making a substantial contribution in the Bankruptcy Cases pursuant to Bankruptcy Code sections 503(b)(3), 503(b)(4) and 503(b)(5) as set forth in Article IX herein.

1.2     “Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in Bankruptcy Code section 503(b) and entitled to priority pursuant to Bankruptcy Code section 507(a)(2), including, but not limited to, the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Estates and operating the businesses of the Debtors, including wages, salaries or commissions for services rendered after the commencement of the Bankruptcy Cases, DIP Financing Facility Claims, Professional Claims, and all fees and charges assessed against the Estates under chapter 123 of title 28 of the United States Code, and all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under Bankruptcy Code section 546(c)(2)(A).

1.3     “Administrative Claims Bar Date” means the date which is thirty (30) days after the Plan Effective Date d which shall be the last date on which a Person or entity may request payment of Administrative Claims (other than those specifically identified in Sections 9.1 (professional fee claims) and 9.2 (substantial contribution claims) of the Plan as set forth in Article IX herein.

1.4     “Affiliates” means, with respect to any person or entity  (a) a person or entity that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such person or entity or (b) a person or

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entity that would be an “affiliate” within the meaning ascribed to such term by Bankruptcy Code section 101(2) if such person or entity were a debtor.

1.5     “Allowed Claim” means a Claim or any portion thereof, (a) that has been allowed by a Final Order of the Bankruptcy Court (or such other court as a Reorganized Debtor and the Holder of such Claim agree may adjudicate such Claim and objections thereto), or (b) which (i) is not the subject of a proof of claim timely filed with the Bankruptcy Court but (ii) is Scheduled as liquidated and noncontingent, other than a Claim that is Scheduled at zero, in an unknown amount, or as disputed, but only to the extent such Claim is Scheduled as liquidated and noncontingent and as to which either (x) no objection to its allowance has been filed within the periods of limitation fixed by this Plan, the Bankruptcy Code or by any order of the Bankruptcy Court or (y) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order of the Bankruptcy Court, or (c) for which a proof of claim in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and as to which either (i) no objection to its allowance has been filed within the periods of limitation fixed by this Plan, the Bankruptcy Code or by any order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order of the Bankruptcy Court, or (d) that is expressly allowed in a liquidated amount in this Plan.

1.6     “Allowed Class __ Claim” means an Allowed Claim in the specified Class.

1.7     “Annual Incentive Plan” means the annual incentive plan maintained by the Debtors to compensate officers and employees by utilizing a direct financial incentive to encourage such officers and employees to achieve results that lead to a more effective operation of the business, administered by the compensation committee of Hayes’ board of directors and approved by such board of directors on [●], 2009.

1.8     “Avoidance Claims” means Causes of Action of the Debtors and their Estates arising under any of Bankruptcy Code sections  544, 545, 547, 548, 550, 551 and 553, or under related state or federal statutes and common law, including fraudulent transfer laws, whether or not litigation is commenced to prosecute such Causes of Action.

1.9     “Bankruptcy Case(s)” means the chapter 11 case(s) of the Debtors pending in the Bankruptcy Court.

1.10    “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended and codified in title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as in effect on the date hereof but, with respect to amendments to the Bankruptcy Code subsequent to commencement of the Bankruptcy Cases, only to the extent that

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such amendments were made expressly applicable to bankruptcy cases which were filed as of the enactment of such amendments.

1.11    “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware.

1.12    “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Bankruptcy Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Bankruptcy Cases or proceedings therein, as the case may be.

1.13    “Business Day” means any day on which commercial banks in New York City are not required or permitted to be closed.

1.14    “Cash” means legal tender of the United States or equivalents thereof.

1.15    “Causes of Action” means any and all actions, claims, proceedings, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, and rights to payment, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, and whether asserted or assertable directly or derivatively, in law, equity or otherwise, including actions brought prior to the Petition Date, Avoidance Actions, and actions against any Person for failure to pay for products or services provided or rendered by the Debtors, all claims, suits or proceedings relating to enforcement of the Debtors’ intellectual property rights, including patents, copyrights and trademarks, and all claims or causes of action seeking recovery of the Debtors’ or the Reorganized Debtors’ accounts receivable or other receivables or rights to payment created or arising in the ordinary course of the Debtors’ or the Reorganized Debtors’ businesses.

1.16    “Certificate” means an instrument evidencing a Claim.

1.17    “Claim” means a claim against the Debtors (all or any of them), whether or not asserted, as defined in Bankruptcy Code section 101(5).

1.18    “Claimholder” means a Holder of a Claim.

1.19    “Claims Administration” shall have the meaning ascribed to it in Section 8.5 hereof.

1.20    “Claims Objection Deadline” means that day which is one hundred eighty (180) days after the Plan Effective Date, as the same may be from time to time extended by the Bankruptcy Court without further notice to parties-in-interest.  The filing of a motion to extend the Claims Objection Deadline shall automatically extend

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the Claims Objection Deadline until a Final Order is entered on such motion.  In the event that such motion to extend the Claims Objection Deadline is denied, the Claims Objection Deadline shall be the later of the current Claims Objection Deadline (as previously extended, if applicable) or 30 days after the Bankruptcy Court’s entry of an order denying the motion to extend the Claims Objection Deadline.

1.21    “Class” means a category of Claimholders or Interestholders described in Article III of this Plan.

1.22    “Confirmation Date” means the date of entry of the Confirmation Order.

1.23    “Confirmation Hearing” means the hearing before the Bankruptcy Court on confirmation of this Plan and related matters under Bankruptcy Code section 1128, as such hearing may be adjourned or continued from time to time.

1.24    “Confirmation Order” means the order entered by the Bankruptcy Court confirming this Plan.

1.25    “Consent Fee” means the fee payable to those Holders of Prepetition Secured Obligations (or their permitted successors and assigns under section 11.2 of the DIP Credit Agreement) other than DIP Lenders, affiliates of DIP Lenders and permitted successors and assigns of DIP Lenders under section 11.2 of the DIP Credit Agreement, who executed Amendment No. 2 to the Prepetition Credit Agreement and inter alia consented to the DIP Credit Agreement and the transactions contemplated hereby and thereby.

1.26    “Conversion Conditions” means those conditions set forth in the DIP Credit Agreement regarding the conversion of the DIP Financing Facility into the consideration set forth in this Plan.

1.27    “Creditors’ Committee” means the Official Committee of Unsecured Creditors appointed in the Bankruptcy Cases pursuant to Bankruptcy Code section 1102(a).

1.28    “Cure” means the payment or other honor of all obligations required to be paid or honored in connection with assumption of an executory contract or unexpired lease pursuant to Bankruptcy Code section 365, including (a) the cure of any non-monetary defaults to the extent required, if at all, pursuant to Bankruptcy Code section 365, and (b) with respect to monetary defaults, the distribution, within a reasonable period of time following the Plan Effective Date, of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption (or assumption and assignment) of an executory contract or unexpired lease, pursuant to Bankruptcy Code section 365(b), in an amount equal to all unpaid monetary obligations or such other amount as may be

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agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.

1.29    “D&O Insurance” means insurance maintained by the Debtors which covers, among others, the directors, officers and managing members of the Debtors or any of them.

1.30    “Debtors” means Hayes Lemmerz International, Inc. and certain of its direct and indirect subsidiaries and affiliates which commenced Bankruptcy Cases as identified in Exhibit A.

1.31    “Deficiency Claim” means, in the case of a Claimholder who asserts a Secured Claim or Prepetition Lender Claim against the Debtors, a Claim equal to the amount by which such Claim exceeds the secured portion thereof as determined pursuant to Bankruptcy Code section 506.

1.32    “DIP Administrative Agent” means Deutsche Bank AG, New York branch, the administrative agent for the DIP Lenders under the DIP Credit Agreement.

1.33    “DIP Agents” has the meaning ascribed to it in section 1.1 of the DIP Credit Agreement.

1.34    “DIP Credit Agreement” means the Prepetition Credit Agreement as amended and modified by Amendment No. 2 and Amendment No. 3 (as may be further amended and modified).

1.35    “DIP Financing Facility” means the debtor-in-possession secured financing facility provided to the Debtors by the DIP Lenders pursuant to the DIP Credit Agreement and agreements related thereto as authorized by the Bankruptcy Court pursuant to the DIP Financing Facility Order.

1.36    “DIP Financing Facility Claims” means all Claims and other obligations of the DIP Agents and the DIP Lenders arising under or pursuant to or related to the DIP Financing Facility including all DIP Obligations as defined in the DIP Credit Agreement.

1.37    “DIP Financing Facility Order” means, collectively, the (a) Interim Order (I) Authorizing Debtors (A) To Obtain Postpetition Financing Pursuant To 11 U.S.C. §§ 105, 361, 362 , And 364, (B) To Use Cash Collateral Pursuant To 11 U.S.C. § 363, (II) Granting Adequate Protection To Prepetition Secured Parties Pursuant To 11 U.S.C. §§ 361, 362, 363, And 364, And (III) Scheduling Final Hearing Pursuant To Bankruptcy Rules 4001(b) And (c) that was entered by the Bankruptcy Court on May 14, 2009, (b) the Order Authorizing Debtors' Entry Into First Amendment To DIP Credit Agreement, Payment Of Commitment Fee With Respect To Certain

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Incremental Loans, And Providing Certain Associated Relief In Connection Therewith that was entered by the Bankruptcy Court on May 22, 2009, and (c) the Final Order (I) Authorizing Debtors (A) To Obtain Postpetition Financing Pursuant To 11 U.S.C. §§ 105, 361, 362 , And 364, (B) To Use Cash Collateral Pursuant To 11 U.S.C. § 363, (II) Granting Adequate Protection To Prepetition Secured Parties Pursuant To 11 U.S.C. §§ 361, 362, 363, And 364, And (III) Scheduling Final Hearing Pursuant To Bankruptcy Rules 4001(b) And (c) that was entered by the Bankruptcy Court on June 15, 2009, authorizing and approving the DIP Financing Facility and the agreements related thereto, and any further orders entered by the Bankruptcy Court approving any extensions and modifications of the DIP Financing Facility.

1.38    “DIP Lenders” means the lenders from time to time party to the DIP Financing Facility.

1.39    “DIP Lenders New Money Distribution Property” means a secured term loan in the principal amount equal to the outstanding amount, as of the Plan Effective Date, of any New Money DIP Term Loans, Incremental New Money DIP Term Loans, in form and substance acceptable to the Requisite DIP Lenders in their sole discretion, and the material terms of which are set forth on Exhibit K attached hereto.

1.40    “DIP Lenders Roll-Up Distribution Property” means the [●] shares of New Common Stock representing 87.25% of the total amount of all New Common Stock to be issued by Reorganized Hayes hereunder (prior to dilution from the Long Term Incentive Plan) on account of the Senior Roll-Up Loans.

1.41    “Directors” means all individuals who served as directors of the Debtors at any time during the period the Bankruptcy Cases were pending through the Plan Effective Date.

1.42    “Disallowed Claim” means a Claim or any portion thereof, that (a) has been disallowed by a Final Order of the Bankruptcy Court, (b) is Scheduled at zero or as unknown, contingent, unliquidated, or disputed and as to which a proof of claim bar date has been established but no proof of claim has been timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or (c) is not Scheduled and as to which a proof of claim bar date has been set but no proof of claim has been timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court.

1.43    “Disbursing Agent” means the Reorganized Debtors or any Person designated by the Reorganized Debtors (and who accepts such designation), with the consent of the Requisite DIP Lenders (with such consent not to be unreasonably withheld), to serve as a disbursing agent under Article VIII of this Plan.

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1.44    “Disclosure Statement” means the written disclosure statement that relates to this Plan, as approved by the Bankruptcy Court pursuant to Bankruptcy Code section 1125 and Bankruptcy Rule 3017 on July [Ä], 2009, as such disclosure statement may be amended, modified or supplemented from time to time.

1.45    “Disputed Claim” means a Claim or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim and includes, without limitation, Claims that (a) (i) have not been Scheduled by the Debtors (or any of them) or have been Scheduled at zero or as unknown, contingent, unliquidated or disputed, and (ii) are not the subject of an objection filed in the Bankruptcy Court or as to which the time for filing an objection has not yet expired, (b) that are the subject of a proof of claim or interest that differs in nature, amount or priority from the Schedules, or (c) are the subject of an objection filed with the Bankruptcy Court, which objection has not been withdrawn or overruled by a Final Order of the Bankruptcy Court.

1.46    “Distribution Date” means the date upon which the initial distributions will be made to Holders of Allowed Claims (except as expressly set forth herein) pursuant to this Plan, which shall be not more than twenty (20) Business Days after the Plan Effective Date.

1.47    “Estates” means the bankruptcy estates of the Debtors created pursuant to Bankruptcy Code section 541.

1.48    “Executive Employment Agreements” has the meaning ascribed to it in Section 6.7 hereof.

1.49    “Exhibit” means an exhibit, in form and substance acceptable to the Requisite DIP Lenders, annexed to either this Plan or as an appendix to the Disclosure Statement, as the same may be modified and amended, with the consent of the Requisite DIP Lenders.

1.50    “Exhibit Filing Date” means the date on which Exhibits to this Plan or the Disclosure Statement shall be filed with the Bankruptcy Court, which date shall be at least ten (10) days prior to the date objections are due to confirmation of this Plan or such later date as may be approved by the Bankruptcy Court.

1.51    “Existing Securities” means, collectively, the Old Common Stock, Old Preferred Stock and all options (including Old Common Stock Options and Old Preferred Stock Options), warrants, rights and other instruments evidencing an ownership interest in any Debtor (whether fixed or contingent, matured or unmatured, disputed or undisputed), contractual, legal, equitable or otherwise, to acquire any of the foregoing; provided that, Existing Securities shall not include Subsidiary Interests.

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1.52    “Exit Credit Facility” means the post-Plan Effective Date secured credit facility on terms, conditions and in an amount satisfactory to the Requisite DIP Lenders in their sole discretion.

1.53    “Exit Credit Facility Agent” means the administrative agent for the Exit Credit Facility Lenders under the Exit Credit Facility.

1.54    “Exit Credit Facility Documents” means all documents comprising the definitive documentation of the Exit Credit Facility, including without limitation, all collateral, guarantee, and security documents and intercreditor agreements contemplated thereby.

1.55    “Exit Credit Facility Lenders” means the lenders to the Exit Credit Facility.

1.56    “Face Amount” means, (a) when used in reference to a Disputed Claim or Disallowed Claim, the full stated liquidated amount claimed by the Claimholder in any proof of claim timely filed with the Bankruptcy Court or otherwise Allowed by any Final Order of the Bankruptcy Court and (b) when used in reference to an Allowed Claim, the allowed amount of such Claim.

1.57    “Final Order” means an order or judgment of the Bankruptcy Court, or other Court of competent jurisdiction, as entered on the docket in the Bankruptcy Cases, or the docket of any such other court, the operation or effect of which has not been stayed, reversed or amended and as to which order or judgment (or any revision, modification or amendment thereof) the time to appeal or seek review, rehearing or leave to appeal (other than under Rule 60(b) of the Federal Rules of Civil Procedure or Bankruptcy Rule 9024) has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

1.58    “Fiscal Quarter” means a three-month period over which the Debtors determine earnings and profits (i.e., January 31, April 30, July 31, and October 31).

1.59    “Force Majuere Event” means a significant global disruption in the financial markets caused by outbreak of war, terrorism, or other incidents, but not adverse changes in the financial, banking or capital markets generally.

1.60    “HLI Opco” means HLI Operating Company, Inc.

1.61    “Hayes” has the meaning ascribed to it in the Introduction hereof.

1.62    “Hayes Non-Debtor” means a subsidiary or affiliate of Hayes that is not a Debtor in these Bankruptcy Cases.

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1.63    “Holdback Amount” means the amount equal to 20% of fees billed to the Debtors in a given month that was retained by the Debtors as a holdback on payment of Professional Claims pursuant to the Professional Fee Order.

1.64    “Holdback Escrow Amount” means the escrow account established by the Disbursing Agent into which Cash equal to the Holdback Amount shall be deposited on the Plan Effective Date for the payment of Allowed Professional Claims to the extent not previously paid or disallowed.

1.65    “Holder” means an entity holding a Claim or Interest.

1.66    “Impaired” refers to any Claim or Interest that is impaired within the meaning of Bankruptcy Code section 1124.

1.67    “Incremental New Money DIP Term Loan” has the meaning set forth in Section 2.03A(a) of the DIP Credit Agreement.

1.68    “Incremental New Money DIP Term Loan Commitment” has the meaning set forth in Section 2.03A(b)(ii) of the DIP Credit Agreement.

1.69    “Indemnification Obligations” means any obligations (as limited by applicable law or the agreement creating such obligation) of the Debtors (or any of them) to indemnify, reimburse, advance or contribute to the losses, liabilities or expenses of the Directors or Officers pursuant to a Debtor’s Organizational Documents, or pursuant to any applicable law or specific agreement in respect of any claims, demands, suits, causes of action or proceedings against a Director or Officer based upon any act or omission related to a Director or Officer’s service with, for or on behalf of the Debtors (or any of them).

1.71    “Insured Claim” means any Claim or portion of a Claim that is insured under the Debtors’ insurance policies, but only to the extent of such coverage.

1.72    “Intercompany Claim” means (a) a Claim by any Debtor against another Debtor; (b) a claim by any Debtor against a Hayes Non-Debtor; or (c) a Claim by any Hayes Non-Debtor against a Debtor.

1.73    “Interest” means (a) the legal, equitable contractual and other rights (whether fixed or contingent, matured or unmatured, disputed or undisputed) of any Person with respect to Old Common Stock, Old Common Stock Options, Old Preferred Stock. Old Preferred Stock Options or any other equity securities of the Debtors (or any of them) and (b) the legal, equitable, contractual and other rights, whether fixed or contingent, matured or unmatured, disputed or undisputed, of any Person to purchase, sell, subscribe to, or otherwise acquire or receive (directly or indirectly) any of the foregoing.

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1.74    “Interestholder” means a Holder of an Interest.

1.75    “KEIP” means that certain Key Employee Incentive Plan adopted by Hayes’ board of directors and approved by a Final Order of the Bankruptcy Court on [Ä], 2009, as amended.

1.76    “Lien” means a lien, security interest or charge against or interest in property of the Debtors to secure payment of a debt or performance of an obligation owed by the Debtors.  For purposes of this Plan, the term shall not include (a) a lien resulting from the provisions of Chapter 5 of the Bankruptcy Code or (b) a lien that has been or may be avoided pursuant to Chapter 5 of the Bankruptcy Code.

1.77    “Long Term Incentive Plan” means that certain long term incentive plan to be implemented on or after the Plan Effective Date, in form and substance acceptable to Requisite DIP Lenders in their sole discretion, and as is more specifically described at Exhibit B attached hereto, by which the Reorganized Debtors shall provide incentive compensation to certain management and employees of the Reorganized Debtors and their Affiliates.

1.78    “New Common Stock” means shares of common stock, $0.0001 par value per share, of Reorganized Hayes to be authorized and issued on or after the Plan Effective Date on terms and conditions acceptable to the Requisite DIP Lenders in their sole discretion, and which may include common stock with limited voting rights as set forth in Exhibit C.

1.79    “New Money DIP Lender” means each DIP Lender that has a New Money DIP Term Loan Commitment or that holds a New Money DIP Term Loan (including each DIP Lender that has an Incremental New Money DIP Term Loan Commitment or that holds an Incremental New Money DIP Term Loan).

1.80    “New Money DIP Term Loans” has the meaning specified in Section 2.1.A(a) of the DIP Credit Agreement.

1.81    “New Money DIP Term Loan Commitments” means with respect to each New Money DIP Lender, the commitment of such New Money DIP Lender to make New Money DIP Term Loans to the borrowers under the DIP Credit Agreement in the aggregate principal amount outstanding not to exceed the amount set forth in (and in accordance with) the DIP Credit Agreement.

1.82    “Noteholder(s)” means the holders of the Notes.

1.83    “Noteholder Claims” means any and all Claims relating to the Notes, excluding any Subordinated Debt Securities Claims.

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1.84    “Noteholder Distribution Property” means the [●] shares of New Common Stock representing 0.25% of the total amount of all New Common Stock to be issued hereunder (prior to dilution from the Long Term Incentive Plan).

1.85    “Notes” means the €130 million of 8.25% senior unsecured notes issued by Hayes Lemmerz Finance LLC — Luxembourg S.C.A. due in 2015 issued pursuant to that certain Indenture dated May 30, 2007, with U.S. Bank, N.A. as indenture trustee.

1.86    "Notes Indenture Trustee”means U.S. Bank National Association, the indenture trustee for the Notes.

1.87    “OPEB”means other post-employment benefits obligations.

1.88    “Officers” means all individuals who served as officers of the Debtors at any time during the period the Bankruptcy Cases were pending through the Plan Effective Date.

1.89    “Old Common Stock” means the shares of common stock of Hayes that were authorized, issued and outstanding prior to the Effective Date.

1.90    “Old Common Stock Options” means all equity securities (as such term is defined in section 101(16) of the Bankruptcy Code) in Hayes (other than the Old Common Stock) and all options, warrants and rights (whether fixed or contingent, matured or unmatured, disputed or undisputed), contractual, legal, equitable or otherwise, to acquire shares of Old Common Stock or other equity interests in Hayes.

1.91    “Old Preferred Stock” means the shares of preferred stock of HLI Opco that were authorized, issued and outstanding prior to the Plan Effective Date.

1.92    “Old Preferred Stock Options” means all equity securities (as such term is defined in section 101(16) of the Bankruptcy Code) in HLI Opco (other than the Old Preferred Stock and all common stock of HLI Opco held by HLI Parent Company, Inc.) and all options, warrants and rights (whether fixed or contingent, matured or unmatured, disputed or undisputed), contractual, legal, equitable or otherwise, to acquire shares of Old Common Stock or other equity interests in HLI Opco.

1.93    “Ordinary Course Professional Order” means the Bankruptcy Court’s Order Under 11 U.S.C. § 327 of the Bankruptcy Code Authorizing the Debtors to Employ Professionals Utilized in the Ordinary Course of Business (Docket No. 408).

1.94    “Organizational Documents” means the bylaws, articles of incorporation, corporate charters, certificates of formation, limited liability

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agreements or other documents or agreements that govern or affect the corporate formation and governance of the Debtors (or any of them) and the Reorganized Debtors (or any of the them).

1.95    “Other Priority Claim” means a Claim entitled to priority pursuant to Bankruptcy Code section 507(a) other than a Priority Tax Claim or an Administrative Claim.

1.96    “Other Secured Claim” means a Claim, other than a Prepetition Secured Lender Claim, secured by a security interest in or a lien on property in which a Debtor's Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value, as of the Plan Effective Date or such other date as is established by the Bankruptcy Court, of such Claim Holder's interest in the applicable Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined by a Final Order of the Bankruptcy Court pursuant to Bankruptcy Code section 506(a) or, in the case of setoff, pursuant to Bankruptcy Code section 553, or as otherwise agreed upon in writing by the Debtors and the holder of such Claim.

1.97    “Other Unsecured Claim” means a Claim that is not an Administrative Claim (including Reclamation Claims), a Priority Tax Claim, a Class 1 Secured Tax Claim, a Class 2 Other Secured Claim, a Class 3 Other Priority Claim, a Class 4 Intercompany Claim, a Class 6 Prepetition Secured Obligation, a Class 7 Noteholder Claim, or a Class 9 Subordinated Securities Claim; provided that Other Unsecured Claims shall not include a Claim that is disallowed or released, whether by operation of law or pursuant to a Final Order of the Bankruptcy Court, written release or settlement, the provisions of this Plan or otherwise.  Other Unsecured Claims include Deficiency Claims (including those arising out of the Prepetition Secured Lender Claims).

1.98    “Other Unsecured Claimholders Distribution Property” means $250,000 to be apportioned between the Classes of Other Unsecured Claims in each of the Debtors’ Bankruptcy Cases as is more specifically set forth in Exhibit L.

1.99    “Periodic Distribution Date” means (a) the Distribution Date, as to the first distribution made by the Disbursing Agent, and (b) thereafter, (i) the first Business Day occurring 20 days after the end of a Fiscal Quarter or (ii) such other Business Day as the Disbursing Agent may designate.

1.100   “Person” means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, governmental unit (as defined in Bankruptcy Code section 101(27)), or other entity.

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1.101   “Petition Date” means the date on which each Debtor filed its voluntary petition commencing its Bankruptcy Case, that is with respect to all of the Debtors, May 11, 2009.

1.102    “Plan” means this joint plan of reorganization, which is jointly proposed by the Debtors for the resolution of outstanding Claims and Interests in the Bankruptcy Cases, as such plan may be further amended from time to time in accordance with the Bankruptcy Code, Bankruptcy Rules and Section 13.2, and the exhibits hereto.

1.103    “Plan Effective Date” means the Business Day on which all conditions to the consummation of this Plan set forth in Section 11.2 hereof have been either satisfied or waived as provided in Section 11.3 hereof and is the day upon which this Plan is substantially consummated.

1.104    “Postpetition Interest” means, collectively, such interest, reasonable fees, costs, or charges provided for under the agreements between a Debtor and a Claimholder whose Claim is secured by property of the Estates to the extent such items have accrued and are payable pursuant to the provisions of the Bankruptcy Code including, without limitation, Bankruptcy Code section 506(b).

1.105    “Prepetition Administrative Agent” means Citicorp North America, Inc., the administrative agent for the Prepetition Lenders under the Prepetition Credit Agreement.

1.106    “Prepetition Agents” has the meaning ascribed to it in section 1.1 of the DIP Credit Agreement.

1.107    “Prepetition Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of May 30, 2007 (as amended, restated, supplemented or otherwise modified from time to time, including by that certain Amendment No. 1 to Credit Agreement, dated January 30, 2009).

1.108    “Prepetition Credit Facility” means the financing accommodations, swap, and hedging transactions evidenced by the Prepetition Credit Agreement and related documents, including all Loan Documents (as such term is defined in the DIP Credit Agreement).

1.109    “Prepetition Secured Lenders” means those Persons holding a Prepetition Secured Lender Claim.

1.110    “Prepetition Secured Lender Claims” mean all Claims of the Prepetition Agents and the Prepetition Secured Lenders arising under or pursuant to the Prepetition Credit Facility including, without limitation, the Claims of

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the Prepetition Secured Lenders for Postpetition Interest calculated at the default rate and all Prepetition Obligations (as such term is defined in the DIP Credit Agreement).

1.111    “Prepetition Secured Lenders Distribution Property” means the [●] shares of New Common Stock equal to 4% of the New Common Stock that is to be issued hereunder (prior to dilution from the Long Term Incentive Plan), to be distributed to the Prepetition Secured Lenders on a Pro Rata basis in full satisfaction of the amounts owed to the Prepetition Secured Lenders pursuant to the Prepetition Credit Facility.

1.112    “Prepetition Secured Obligations” means all Claims arising under the Prepetition Credit Facility.

1.113    “Priority Claim” means a Claim entitled to priority pursuant to Bankruptcy Code section 507.

1.114    “Priority Tax Claim” means a Claim entitled to priority pursuant to Bankruptcy Code section 507(a)(8).

1.115    “Pro Rata” means, from time to time, unless this Plan specifically provides otherwise, with respect to Claims, the proportion that the Face Amount of a Claim in a particular Class bears to the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class; provided however that with respect to any Senior Roll-Up Loans or Prepetition Secured Lender Claims denominated in Euros, such Senior Roll-Up Loan shall be converted to U.S. Dollars at an exchange rate of 1 Euro to 1.3606 U.S. Dollars.

1.116    “Professional” means those Persons employed in the Bankruptcy Cases pursuant to Bankruptcy Code sections 327 and 1103, or otherwise; provided, however, that “Professional” does not include those Persons retained and paid exclusively pursuant to the Ordinary Course Professional Order.

1.117    “Professional Claim” means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services rendered or expenses incurred after the Petition Date and prior to and including the Plan Effective Date.

1.118    “Professional Fee Order” means the order entered by the Bankruptcy Court on June 10, 2009, authorizing the interim payment of Professional Claims subject to the Holdback Amount.

1.119    “Reclamation Claims” means Claims for the reclamation of goods delivered to the Debtors asserted under Bankruptcy Code section 546(c).

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1.120    “Reinstated” or “Reinstatement” means (a) leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the Claimholder so as to leave such Claim Unimpaired in accordance with Bankruptcy Code section 1124, or (b) notwithstanding any contractual provision or applicable law that entitles the Claimholder to demand or receive accelerated payment of such Claim after the occurrence of a default, (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in Bankruptcy Code section 365(b)(2); (ii) reinstating the maturity of such Claim as such maturity existed before such default; (iii) compensating the Claimholder for any damages incurred as a result of any reasonable reliance by such Claimholder on such contractual provision or such applicable law; and (iv) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the Claimholder; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, “going dark” provisions, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by this Plan, or conditioning such transactions or actions on certain factors, shall not be required to be cured or reinstated in order to accomplish Reinstatement.

1.121    “Released Parties” means, collectively, (a) the DIP Agents, (b) the DIP Lenders, (c) the Prepetition Agents, (d) the Prepetition Secured Lenders, (e) the respective current and former officers, directors, employees, members, representatives, agents, partners, Affiliates, financial advisors, professionals, accountants, and attorneys, of each of the foregoing,  (f) the Directors, (g) the Officers, and (h) the Debtors and the Reorganized Debtors (except as otherwise provided for herein) and their financial advisors, professionals, accountants, and attorneys serving in such capacities during the Bankruptcy Cases.

1.122    “Reorganized .. . .” means the applicable Debtor or Debtors, as applicable, from and after the Plan Effective Date.

1.123    “Reorganized Debtors” means, collectively, all Debtors from and after the Plan Effective Date.

1.124    “Requisite DIP Lenders” has the meaning specified in Section 1.1 of the DIP Credit Agreement.

1.125    “Restructuring Transaction(s)” means the transactions set forth in Section 6.9 of this Plan.

1.126    “Retained Actions” means all Claims, Causes of Action, rights of action, suits, and proceedings, whether in law or in equity, whether known or unknown, which (a) any Debtor or any Debtor’s Estate may hold against any Person, including without limitation, Claims and Causes of Action brought prior to the Plan

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Effective Date, (b) identified in the Schedules, or (c) listed in the schedule attached hereto as Exhibit D, other than Claims explicitly released under this Plan or by a Final Order of the Bankruptcy Court.

1.127    “Roll-Up Loan Elevation Date” has the meaning specified in Section 1.1 of the DIP Credit Agreement.  If the Roll-Up Loan Elevation Date has not otherwise occurred immediately prior to the Plan Effective Date, the Roll-Up Loan Elevation Date shall be deemed to have occurred at such time for all purposes automatically without further action of any party.

1.128    “Scheduled” means, with respect to any Claim or Interest, the status, priority and amount, if any, of such Claim or Interest as set forth in the Schedules.

1.129    “Schedules” means the schedules of assets and liabilities and the statements of financial affairs filed in the Bankruptcy Cases by the Debtors, as such schedules or statements have been or may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

1.130    “Section 503(b)(9) Claims” means Claims asserted under Bankruptcy Code section 503(b)(9) equal to the value of any goods received by the Debtors within 20 days before the Petition Date in which the goods have been sold to the Debtors in the Debtors’ ordinary course of business.

1.131    “Secured Tax Claim” means a Secured Claim arising prior to the Petition Date against any of the Debtors for taxes owed to a governmental unit.

1.132    “Security” shall have the meaning ascribed to it in Bankruptcy Code section 101(49).

1.133    “Senior Roll-Up Loans” has the meaning specified in Section 2.1A(b)(i) of the DIP Credit Agreement.

1.134    “Solicitation Procedures Order” means the order of the Bankruptcy Court approved on [Ä], 2009 pursuant to which the Bankruptcy Court, inter alia, approved the Disclosure Statement and set various procedures for soliciting and tabulating votes on this Plan.

1.135    “Subordinated Debt Securities Claim” means a Claim subject to subordination under Bankruptcy Code section 510(b) that arises from the rescission of a purchase or sale of a debt Security of any Debtor, or for damages arising from the purchase or sale of such debt Security, or for reimbursement, indemnification, or contribution allowed under Bankruptcy Code section 502 on account of such Claim.

1.136    “Subordinated Equity Securities Claim” means a Claim subject to subordination under Bankruptcy Code section 510(b) that arises from the rescission

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of a purchase or sale of an equity Security of any Debtor, or for damages arising from the purchase or sale of such equity Security, or for reimbursement, indemnification, or contribution allowed under Bankruptcy Code section 502 on account of such Claim.

1.137    “Subordinated Securities Claim” means, collectively, all Subordinated Debt Securities Claims and all Subordinated Equity Securities Claims.

1.138    “Subsidiary Debtors” means the direct and indirect subsidiaries of Hayes that are Debtors.

1.139    “Subsidiary Interests” means, collectively, all of the issued and outstanding shares of stock, membership interests, other equity interests or other instruments evidencing an ownership interest in the applicable Subsidiary Debtor as of the Plan Effective Date (including all equity securities (as such term is defined in section 101(16) of the Bankruptcy Code) in such Subsidiary Debtor), and all options, warrants and rights (whether fixed or contingent, matured or unmatured, disputed or undisputed), contractual, legal, equitable or otherwise, to acquire shares of stock, membership interests or other equity interests in the applicable Subsidiary Debtors, as of the Plan Effective Date; provided, however, Subsidiary Interest shall not include the Old Preferred Stock and Old Preferred Stock Options.

1.140    “Unimpaired” refers to any Claim which is not Impaired.

1.141    “Voting Deadline” means [Ä], 2009, at 4:00 p.m. (prevailing Eastern time).

C.	Rules of Interpretation

For purposes of this Plan (a) any reference in this Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be in such form or on such terms and conditions, (b) any reference in this Plan to an existing document or Exhibit filed or to be filed means such document or Exhibit as it may have been or may be amended, modified or supplemented, (c) unless otherwise specified, all references in this Plan to Sections, Articles, Schedules and Exhibits are references to Sections, Articles, Schedules and Exhibits of or to this Plan, (d) the words “herein” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan, (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan, (f) the rules of construction set forth in Bankruptcy Code section 102 and in the Bankruptcy Rules shall apply, (g) to the extent the Disclosure Statement is inconsistent with the terms of this Plan, this Plan shall control, (h) to the extent this Plan is inconsistent with the Confirmation Order, the Confirmation Order shall control, and (i) to the extent this Plan is inconsistent with the transaction

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documents for the Restructuring Transactions, the Restructuring Transaction documents shall control.

D.	Computation of Time

In computing any period of time prescribed or allowed by this Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.

E.	Exhibits

All Exhibits are incorporated into and are a part of this Plan as if set forth in full herein and, to the extent not annexed hereto, such Exhibits shall be filed with the Bankruptcy Court on or before the Exhibit Filing Date.  After the Exhibit Filing Date, copies of Exhibits can be obtained upon written request to Skadden, Arps, Slate, Meagher & Flom LLP, 155 North Wacker Drive, Chicago, Illinois 60606 (Attn: J. Eric Ivester, Esq. and Stephen D. Williamson, Esq.), counsel to the Debtors.  In addition, imaged copies of the Exhibits will be available on the Bankruptcy Court’s website (www.deb.uscourts.gov), for a nominal charge (a PACER account is required and to obtain a PACER password, go to the PACER website, http://pacer.psc.uscourts.gov), or at the Debtors’ restructuring website (www.hayeslemmerzreorg.com), free of charge.  To the extent any Exhibit is inconsistent with the terms of the body of this Plan, unless otherwise ordered by the Bankruptcy Court, the terms of the relevant Exhibit shall control.

ARTICLE II

ADMINISTRATIVE EXPENSES
AND PRIORITY TAX CLAIMS

2.1    Administrative Claims.  Subject to the other provisions of this Article and Article IX of this Plan, after the later of (a) the Plan Effective Date, (b) the date an Administrative Claim becomes an Allowed Administrative Claim or (c) the date an Administrative Claim becomes payable pursuant to any agreement between a Debtor (or a Reorganized Debtor) and the holder of such Administrative Claim, an Allowed Administrative Claimholder in any Debtor’s Bankruptcy Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim, (x) Cash equal to the unpaid portion of such Allowed Administrative Claim or (y) such other treatment as to which the Debtors (or the Reorganized Debtors) and such Claimholder shall have agreed upon in writing, satisfactory to Requisite DIP Lenders in their sole discretion.

2.2    Administrative Claims Incurred In the Ordinary Course Of Business.  Notwithstanding the treatment of Administrative Claims set forth in Section 2.1 herein, Allowed Administrative Claims with respect to liabilities incurred

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by the Debtors in the ordinary course of business during the Bankruptcy Cases shall be paid in the ordinary course of the business in accordance with the terms and conditions of any agreements relating thereto and not limited to being paid on a Periodic Distribution Date.  For the avoidance of doubt, such ordinary course of business Administrative Claims shall not include a postpetition obligation that is contingent or disputed or subject to liquidation through pending or prospective litigation, including, but not limited to, alleged obligations arising from personal injury, property damage, products liability, consumer complaints, employment law, secondary payor liability, or any other contingent, disputed, or unliquidated legal or equitable claim based on tort, statute, contract, equity, or common law, be considered to be an obligation which is payable in the ordinary course of business.

2.3    Reclamation Claims.  Reclamation Claims that are not Allowed Section 503(b)(9) Claims shall receive the treatment accorded to Other Unsecured Claims.

2.4    Priority Tax Claims.  With respect to each Allowed Priority Tax Claim in any Debtor’s Bankruptcy Case, at the sole option of the Debtors, subject to the consent of the Requisite DIP Lenders, (or the Reorganized Debtors), the Allowed Priority Tax Claimholder shall be entitled to receive on account of such Priority Tax Claim, in full satisfaction, settlement, release, and discharge of and in exchange for such Priority Tax Claim, (a) equal Cash payments made in accordance with Bankruptcy Code section 1129(a)(9)(C) on the last Business Day of every three (3) month period following the Plan Effective Date, over a period not exceeding six years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Plan Effective Date calculated at the interest rate available on ninety (90) day United States Treasuries on the Plan Effective Date, (b) such other treatment agreed to by the Allowed Priority Tax Claimholder and the Debtors (or the Reorganized Debtors), provided such treatment is on more favorable terms to the Debtors (or the Reorganized Debtors) than the treatment set forth in subsection (a) above, or (c) payment in full in Cash on the Plan Effective Date.

2.5    DIP Financing Facility Claims.

(a)           The DIP Financing Facility Claims are Allowed in full and shall not be subject to any avoidance, reductions, set off, offset, recharacterization, subordination (whether equitable, contractual, or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, objection, or any other challenges under any applicable law or regulation by any person or entity.

(b)           Upon the Plan Effective Date, the DIP Lenders shall receive in full satisfaction of the principal amounts owed to them pursuant to the DIP Financing Facility:

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(i)           The DIP Lenders New Money Distribution Property, which shall be distributed to the New Money DIP Lenders on a Pro Rata basis (i.e., based upon the amount of New Money DIP Term Loans made or held by a New Money DIP Lender in relation to the total amount of New Money DIP Term Loans);

(ii)           The DIP Lenders Roll-Up Distribution Property, which shall be distributed to the DIP Lenders who hold Senior Roll-Up Loans on a Pro Rata basis (i.e., based upon the amount of Senior Roll-Up Loans held by a DIP Lender in relation to the total amount of Senior Roll-Up Loans);

(iii)           All fees and expenses of the DIP Agents and DIP Lenders shall be paid in full in cash on the Plan Effective Date; and

(iv)           All accrued and unpaid costs and charges on the DIP Financing Facility (including the DIP Supplemental Applicable Margin (as defined in section 1.1 of the DIP Credit Agreement) shall be paid in full in cash on the Plan Effective Date.

(v)           All unpaid interest on the DIP Financing Facility (including interest attributable to the DIP Supplemental Applicable Margin, whether or not capitalized) shall be paid in full in cash on the Plan Effective Date.

(c)           On the Plan Effective Date, the Prepetition Secured Lenders who are entitled to a Consent Fee under the DIP Credit Agreement (which shall not include any person or entity that is or was a DIP Lender or the Affiliate of a DIP Lender) shall receive their Pro Rata share of [●] shares of New Common Stock equal to 8.5% of the New Common Stock that is to be issued hereunder (prior to dilution from the Long Term Incentive Plan) as more fully set forth in the DIP Credit Agreement.

ARTICLE III

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

3.1    Introduction.

Pursuant to Bankruptcy Code section 1122, set forth below is a designation of classes of Claims against and Interests in the Debtors.  The treatment for each class of Claims or Interests under the Plan is also specified.  A Claim or Interest is placed in a particular Class for purposes of voting on this Plan and of receiving distributions pursuant to this Plan only to the extent that such Claim or Interest is an Allowed Claim or an Allowed Interest in that Class and such Claim or Interest has not been

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paid, released or otherwise settled prior to the Plan Effective Date.  In accordance with Bankruptcy Code section 1123(a)(1), Administrative Claims and Priority Tax Claims of the kinds specified in Bankruptcy Code sections 507(a)(2) and 507(a)(8) have not been classified, and their treatment is set forth in Article II herein.

This Plan, though proposed jointly, constitutes a separate Plan proposed by each Debtor.  Therefore, the classifications set forth in Section 3.2 herein shall be deemed to apply separately with respect to each Plan proposed by each Debtor.

3.2    Classification and Treatment of Claims Against and Interests In the Debtors.

(a)           Unimpaired Classes of Claims and Interests (deemed to have accepted this Plan and, therefore, not entitled to vote on this Plan).

Class 1 – Secured Tax Claims
Class 1 consists of all Secured Tax Claims.

Except as otherwise provided in and subject to Section 8.7 herein, on the first Periodic Distribution Date occurring after the later of (a) the date a Secured Tax Claim becomes an Allowed Secured Tax Claim or (b) the date a Secured Tax Claim becomes payable pursuant to any agreement (if any) between the Debtors (or the Reorganized Debtors) and the Holder of such Secured Tax Claim, the Holder of such Class 1 Secured Tax Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Secured Tax Claim, (y) Cash equal to the amount of such Allowed Secured Tax Claim or (z) such other treatment as to which the Debtors (with the consent of Requisite DIP Lenders) or the Reorganized Debtors and such Claimholder shall have agreed in writing, provided that such treatment is not more favorable than the treatment in clause (y) above.  The Debtors’ failure to object to a Secured Tax Claim in the Bankruptcy Cases shall be without prejudice to the Reorganized Debtors’ right to contest or otherwise defend against such Claim in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Debtors or the Reorganized Debtors) when and if such Claim is sought to be enforced by the holder of the Secured Tax Claim.

Class 2 – Other Secured Claims
Class 2 consists of each separate subclass for each Other Secured Claim.  Each subclass is deemed to be a separate Class for all purposes under the Bankruptcy Code.

Except as otherwise provided in and subject to Section 8.7 herein, on the first Periodic Distribution Date occurring after

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the later of (a) the date an Other Secured Claim becomes an Allowed Other Secured Claim or (b) the date an Other Secured Claim becomes payable pursuant to any agreement (if any) between the Debtors (with the consent of the Requisite DIP Lenders) or the Reorganized Debtors and the holder of such Other Secured Claim, the Debtors (or Reorganized Debtors) shall, in full satisfaction, settlement, release, and discharge of and in exchange for such Class 2 Other Secured Claim, (x) pay Cash equal to the amount of such Allowed Other Secured Claim, (y) return the collateral to the secured creditor with respect to such Other Secured Claim, or (z) such Other Secured Claim shall be Reinstated.  The Debtors’ failure to object to an other Secured Claim in the Bankruptcy Cases shall be without prejudice to the Reorganized Debtors’ right to contest or otherwise defend against such Claim in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Reorganized Debtors) when and if such Claim is sought to be enforced by the holder of the Secured Claim.

Class 3 – Other Priority Claims
Class 3 consists of all Other Priority Claims.

Except as otherwise provided in and subject to Section 8.7 herein, on the first Periodic Distribution Date occurring after the later of (a) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (b) the date an Other Priority Claim becomes payable pursuant to any agreement (if any) between the Debtors or the Reorganized Debtors and the holder of such Other Priority Claim, each Class 3 Other Priority Claimholder shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Other Priority Claim, (y) Cash in an amount equal to the amount of such Allowed Other Priority Claim or (z) such other treatment as to which the Debtors (with the consent of Requisite DIP Lenders) or the Reorganized Debtors and such Claimholder shall have agreed upon in writing, provided that such treatment is not more favorable than the treatment in clause (y) above.  The Debtors’ failure to object to an Other Priority Claim in the Bankruptcy Cases shall be without prejudice to the Reorganized Debtors’ right to contest or otherwise defend against such Claim in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Debtors or the Reorganized Debtors) when and if such Claim is sought to be enforced by the holder of the Other Priority Claim.

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Class 4 – Intercompany Claims
Class 4 consists of all Intercompany Claims.

Each Intercompany Claim will, with the consent of the Requisite DIP Lenders, be (a) released, waived and discharged as of the Plan Effective Date, (b) contributed to the capital of the obligor corporation, (c) dividended, or (d) remain unimpaired.

Class 5 – Subsidiary Interests	Class 5 consists of all Subsidiary Interests. Class 5 Subsidiary Interests shall be unaffected by this Plan, except to the extent required by the Restructuring Transactions.

(b)           Impaired Classes of Claims and Interests (entitled to vote on this Plan).

Class 6 – Prepetition Secured Obligations
Class 6 consists of the Prepetition Secured Obligations.  Notwithstanding any provision to the contrary herein, upon entry of the Confirmation Order, all Prepetition Secured Obligations shall be Allowed in the aggregate amount of $[Ä] and shall constitute Allowed Claims for all purposes in these Bankruptcy Cases, not subject to any avoidance, reductions, set off, offset, recoupment, recharacterization, subordination (whether equitable, contractual, or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, objection, or any other challenges under any applicable law or regulation by any person or entity.

On the Plan Effective Date, Holders of Prepetition Secured Obligations in Class 6 shall receive their share of the Prepetition Secured Lender Distribution Property in full satisfaction of their claims provided that such Holders of Class 6 Prepetition Secured Obligations vote as a class to accept the Plan.  The Prepetition Secured Distribution Property will be distributed Pro Rata among the Holders of Prepetition Secured Obligations based upon the amount of Prepetition Secured Obligations held by such Holder in relation to the total amount of Prepetition Secured Obligations.

The Holders of Prepetition Secured Obligations who are DIP Lenders, Affiliates of DIP Lenders, or permitted successors and assigns of DIP Lenders under section 11.2 of the DIP Credit Agreement agree to waive their distributions on account of their Class 6 Claims, with such waived distributions to be distributed

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Pro Rata to Holders of Prepetition Secured Obligations in Class 6 who are not DIP Lenders, affiliates of DIP Lenders, or permitted successors and assigns of DIP Lenders under section 11.2 of the DIP Credit Agreement.

Any fees and expenses of the Prepetition Administrative Agent payable pursuant to the DIP Financing Facility Order shall be paid in full in cash on the Plan Effective Date.

Any adequate protection Claims of Holders of Prepetition Secured Obligations pursuant to the DIP Financing Facility Order shall be deemed satisfied by the treatment provided herein.

Class 7 – Noteholder Claims
Class 7 consists of all Noteholder Claims.  Class 7 Noteholder Claims are hereby Allowed in an aggregate liquidated amount of $[●].

On the Plan Effective Date holders of the Noteholder Claims shall receive their Pro Rata share (i.e., based upon the amount of Noteholder Claims held by a Noteholder in relation to the total amount of Noteholder Claims) of the Noteholder Distribution Property in full satisfaction of the Noteholder Claims provided that holders of the Class 7 Noteholder Claims and the holders of Class 6 Prepetition Secured Obligations each vote as a class to accept the Plan.

In the event Holders of either Class 6 Prepetition Secured Obligations or Class 7 Noteholder Claims vote to reject the Plan, the Noteholder Distribution Property shall be distributed to the DIP Lenders on a Pro Rata basis (i.e., based upon the amount of DIP Financing Obligations held by a DIP Lender in relation to the total amount of DIP Financing Facility Obligations).

Class 8 – Other Unsecured Claims
Class 8 consists of all Other Unsecured Claims.

Except as otherwise provided in and subject to Section 8.7 herein, on the first Periodic Distribution Date occurring after the Other Unsecured Claim becomes an Allowed Other Unsecured Claim, if the Holders of Class 8 Other Unsecured Claims and the holders of Class 6 Prepetition Secured Obligations each vote as a class to accept the Plan, then the Other Unsecured Claimholders shall receive, in full satisfaction, release, and discharge of, and in exchange for, such Other Unsecured Claims, shall receive the Other Unsecured Claimholders Distribution Property on a Pro Rata basis in complete satisfaction of their Allowed Other

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Unsecured Claims.

In the event Holders of Class 6 Prepetition Secured Obligations or Class 8 Other Secured Claims vote to reject the Plan, the Other Unsecured Claimholders Distribution Property shall be distributed to the DIP Lenders on a Pro Rata basis.

(c)           Impaired Classes of Claims and Interests (deemed to have rejected this Plan and therefore not entitled to vote on this Plan).

Class 9 – Subordinated Securities Claims
Class 9 consists of two separate subclasses for the Subordinated Securities Claims.  Each subclass is deemed to be a separate Class for all purposes under the Bankruptcy Code.  Both subclasses are deemed to have rejected this Plan and, therefore, neither subclass is entitled to vote.

Class 9a consists of all Subordinated Debt Securities Claims that may exist against the Debtors.  Class 9b consists of all Subordinated Equity Securities Claims that may exist against the Debtors.

Subordinated Debt Securities Claims and Subordinated Equity Securities Claims shall be cancelled, released, and extinguished.  Holders of Subordinated Securities Claims shall neither receive nor retain any property on account of their Claims.

Class 10a Interests in Hayes and Class 10b Old Preferred Stock and Old Preferred Stock Options.
Class 10a consists of all Interests in Hayes.

All Holders of existing equity interests of Hayes shall be impaired with no distribution to be made to holders thereof.  All Interests in Hayes shall be deemed cancelled as of the Plan Effective Date.

Class 10b consists of all Old Preferred Stock and Old Preferred Stock Options.

All Holders of Old Preferred Stock and Old Preferred Stock Options shall be impaired with no distribution to be made to holders thereof.  All existing Old Preferred Stock and Old Preferred Stock Options shall be deemed cancelled as of the Plan Effective Date.

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ARTICLE IV

SPECIAL PROVISIONS FOR TREATMENT OF
CLAIMS AND INTERESTS

4.1    Special Provisions Regarding Insured Claims.

(a)           Distributions under this Plan to each holder of an Insured Claim shall be in accordance with the treatment provided under this Plan for Other Unsecured Claims; provided, however, that the maximum amount of any Claim under this Plan on account of an Allowed Insured Claim upon which a distribution shall be made shall be limited to an amount equal to the applicable self-insured retention under the relevant insurance policy; provided further, however, that, to the extent a holder has an Allowed Insured Claim the amount of which exceeds the total coverage available from the relevant insurance policies of the Debtors, such holder shall have an Allowed Other Unsecured Claim in the amount of the applicable self-insured retention plus the amount by which such Allowed Insured Claim exceeds the coverage available from the relevant Debtors’ insurance policies. Nothing in this section shall constitute a waiver or release of any Retained Actions or Avoidance Claims the Debtors may hold against any Person, including the Debtors’ insurance carriers; and nothing in this section is intended to, shall, or shall be deemed to preclude any holder of an Allowed Insured Claim from seeking and/or obtaining a distribution or other recovery from any insurer of the Debtors in addition to (but not in duplication of) any distribution such holder may receive under this Plan; provided, however, that the Debtors do not waive, and expressly reserve their rights to assert that any insurance coverage is property of the Estates to which they are entitled.

(b)           This Plan shall not expand the scope of, or alter in any other way, the rights and obligations of the Debtors’ insurers under their policies, and the Debtors’ insurers shall retain any and all defenses to coverage that such insurers may have, including the right to contest and/or litigate with any party, including the Debtors, the existence, primacy and/or scope of available coverage under any alleged applicable policy. This Plan shall not operate as a waiver of any other Claims the Debtors’ insurers have asserted or may assert in any proof of claim or the Debtors’ rights and defenses to such proofs of claim.

4.2    Reservation of Rights.  Except as otherwise explicitly provided in this Plan, nothing shall affect the Debtors’ or the Reorganized Debtors’ rights and defenses, both legal and equitable, with respect to any Claims, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment of Claims.  Except to the extent a Reorganized Debtor expressly assumes an obligation or liability of a Debtor or another Reorganized Debtor, this Plan shall not operate to impose liability on any Reorganized Debtor for the Claims against any other Debtor or the debts and obligations of any other Debtor or

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Reorganized Debtor, and from and after the Plan Effective Date, each Reorganized Debtor, subject to the Restructuring Transactions, will be separately liable for its own obligations.

ARTICLE V

ACCEPTANCE OR REJECTION OF THE PLAN;
EFFECT OF REJECTION BY ONE OR MORE
IMPAIRED CLASSES OF CLAIMS OR INTERESTS

5.1    Impaired Classes of Claims Entitled to Vote.  Holders of Claims and Interests in each Impaired Class of Claims or Interests are entitled to vote as a Class to accept or reject this Plan, other than Classes that are deemed to accept this Plan as provided in Section 5.2 herein or reject this Plan as provided in Section 5.4 herein.  Accordingly, the votes of holders of Claims in Class 6 (Prepetition Secured Obligations), Class 7 (Noteholder Claims) and Class 8 (Other Unsecured Claims) shall be solicited with respect to this Plan.

5.2    Classes Deemed to Accept Plan.  Class 1 Secured Tax Claims, Class 2 Other Secured Claims, Class 3 Other Priority Claims, Class 4 Intercompany Claims and Class 5 Subsidiary Interests are Unimpaired by this Plan.  Under section 1126(f) of the Bankruptcy Code and/or the Solicitation Procedures Order, Holders of Claims and Interests in each Unimpaired Class of Claims or Interests are conclusively presumed to have accepted this Plan, and the votes of such Claimholders will not be solicited.  Accordingly, the votes of Holders of Claims in Class 1 Secured Tax Claims, Class 2 Other Secured Claims, Class 3 Other Priority Claims, Clan 4 Intercompany Claims, as well as votes of Holders of Class 5 Subsidiary Interests, shall not be solicited with respect to this Plan.

5.3    Acceptance by Impaired Classes.  Class 6 Prepetition Secured Obligations, Class 7 Noteholder Claims, and Class 8 Other Unsecured Claims are Impaired under this Plan.  Pursuant to section 1126(c) of the Bankruptcy Code, and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class has accepted this Plan if this Plan is accepted by the Holders of at least two-thirds (⅔) in dollar amount and more than one-half (½) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject this Plan.

5.4    Classes Deemed to Reject Plan.  Because Holders of (a) Claims in Class 9a Subordinated Debt Securities Claims and Class 9b Subordinated Equity Securities and (b) Interests in Class 10a Interests in Hayes, Class 10b Old Preferred Stock, and Old Preferred Stock Options are not receiving or retaining any property under this Plan on account of such Claims or Interests, they are conclusively presumed to have rejected this Plan, and the votes of such Holders will not be solicited.

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5.5    Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code.  To the extent that any Impaired Class entitled to vote rejects this Plan or is deemed to have rejected it, the Debtors will, with the consent of Requisite DIP Lenders,  request confirmation of this Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code.

5.6    Confirmability and Severability of a Plan.  Subject to Section 13.2, the Debtors reserve the right, subject to the consent of Requisite DIP Lenders, to alter, amend, modify, revoke or withdraw this Plan as it applies to the Debtors or any particular Debtor.  A determination by the Bankruptcy Court that this Plan, as it applies to the Debtors or any particular Debtor, is not confirmable pursuant to section 1129 of the Bankruptcy Code shall not limit or affect: (a) the confirmability of this Plan as it applies to the other Debtor(s); or (b) the Debtors’ ability, with the consent of Requisite DIP Lenders, to modify this Plan, as it applies to the Debtors or to any particular Debtor, to satisfy the requirements of section 1129 of the Bankruptcy Code.

ARTICLE VI

MEANS FOR IMPLEMENTATION OF THE PLAN

6.1    Continued Corporate Existence.  Subject to any Restructuring Transactions contemplated by this Plan, each of the Debtors shall continue to exist as a Reorganized Debtor after the Plan Effective Date as a separate corporate entity, with all the powers of a corporation or limited liability company, as applicable, under applicable law in the jurisdiction in which each applicable Debtor is organized and pursuant to the Organizational Documents in effect prior to the Plan Effective Date, except to the extent such Organizational Documents are amended by this Plan, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Plan Effective Date.

6.2    Corporate Action.  Each of the matters provided for under this Plan involving the corporate structure of the Debtors or corporate action to be taken by or required of the Debtors, shall, as of the Plan Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized, approved and, to the extent taken prior to the Plan Effective Date, ratified in all respects without any requirement of further action by stockholders, creditors, or directors of any of the Debtors or the Reorganized Debtors.

6.3    Certificate of Incorporation and Bylaws.  The Organizational Documents shall be amended as necessary to satisfy the provisions of this Plan and the Bankruptcy Code.  The certificate of incorporation or formation for Reorganized Hayes, in form and substance satisfactory to the Requisite DIP Lenders, is attached hereto as Exhibit E and the bylaws for Reorganized Hayes, in form and substance satisfactory to the Requisite DIP Lenders, is attached hereto as Exhibit F.  The

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Organizational Documents of each Reorganized Subsidiary Debtor, in form and substance satisfactory to the Requisite DIP Lenders.

6.4    Cancellation of Existing Securities and Agreements.  On the Plan Effective Date, except as otherwise specifically provided for herein,

(a)           the Existing Securities, Notes, and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors, except such notes or other instruments evidencing indebtedness or obligations of or Interests in the Debtors that are Reinstated under this Plan, shall be cancelled;

(b)           the obligations of, Claims against, and/or Interests in the Debtors under, relating, or pertaining to any agreements, indenture, certificates of designation, bylaws, or certificate or articles of incorporation or similar document governing the Existing Securities, Notes, and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors or ownership interest in the Debtors, except such notes or other instruments evidencing indebtedness or obligations of or interests in the Debtors that are Reinstated under this Plan, as the case may be, shall be released and discharged;

(c)           based upon the consideration provided by this Plan, as contemplated by the plan term sheet attached to the DIP Credit Agreement (the “Plan Term Sheet”) and with the consent of the Prepetition Secured Lenders (as demonstrated by the record at the hearing on the DIP Financing Facility Order and as set forth in the DIP Financing Facility Order) to, among other things, the Plan Term Sheet, each Holder of a Prepetition Secured Lender Claim and the Prepetition Agents shall be deemed to have forever waived, released, and discharged the non-Debtor Affiliates of the Debtors of any Liens, Claims, claims, causes of action, rights, or liabilities arising from the guarantees, liens, and asset pledges granted to the Holders of the Prepetition Secured Lender Claims and the Prepetition Agents under the Prepetition Loan Facility.  In addition, the Confirmation Order shall authorize and direct the Prepetition Agents to take whatever action may be necessary or appropriate, in their reasonable discretion, to effectuate the foregoing, including, without limitation, providing a release of the liens securing such obligations and a release of such guarantees; and

(d)           based upon the release of guarantees granted by the Prepetition Agents and the Holders Prepetition Secured Lender Claims, pursuant to section 4.19 of the indenture governing the Notes, the guarantees of the Notes by the Non-Debtor Affiliates of the Debtors are and shall be deemed waived, released, and discharged. In addition, the Confirmation Order shall authorize and direct the Indenture Trustee to take whatever action may be necessary or appropriate, in their reasonable discretion, to effectuate the foregoing, including, without limitation, providing a release of such guarantees.

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6.5    Authorization and Issuance of New Common Stock.

(a)           The Organizational Documents for the Reorganized Company shall authorize [●] shares of New Common Stock.  A summary description of the New Common Stock is set forth as Exhibit C.

(b)           All of the shares of New Common Stock issued pursuant to this Plan shall be duly authorized, validly issued, and if applicable, fully paid and non-assessable.

(c)           The New Common Stock issued under this Plan shall be subject to economic and legal dilution from exercises of stock options and restricted stock issuable pursuant to the Long Term Incentive Plan and any other shares of New Common Stock issued after the Plan Effective Date.

(d)           At the sole election of any entity that is entitled to receive New Common Stock in accordance with the terms of this Plan, such entity may elect to instead receive 1 share of common stock with limited voting rights for each share of New Common Stock it would otherwise receive hereunder.  A summary description of such common stock is also set forth in Exhibit C.

(e)           Each holder of New Common Stock, as a precondition to receiving such New Common Stock, will be required to enter into a stockholders’ agreement and registration rights agreement upon terms and conditions acceptable to the Requisite DIP Lenders; provided that any party that receives the New Common Stock or similar equity based incentives through or on account of any management incentive plan or the like shall be required to execute a separate management stockholders’ agreement prior to receipt of such New Common Stock or incentive which shall be in form and substance acceptable to the Requisite DIP Lenders in their sole discretion and the Reorganized Debtors.  The forms of stockholders’ agreement and management stockholders’ agreement (in a form acceptable to the Requisite DIP Lenders) shall be filed with the Bankruptcy Court prior to or on the Exhibit Filing Date.

(f)           The issuance of the New Common Stock and any other securities pursuant to this Plan and any subsequent sales, resales, transfers, or other distributions of such securities shall be exempt from any federal or state securities laws registration requirements pursuant to Bankruptcy Code section 1145.

6.6    Directors and Officers.

(a)           On the Effective Date, the term of the current members of the board of directors of Hayes shall expire.  The initial board of directors of Reorganized Hayes will consist of seven (7) directors.  Six of the board members will be designated by the Requisite DIP Lenders, in their sole discretion.  The Reorganized

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Company’s CEO will serve on the board of directors and will be its Chairman as the seventh member.

(b)           The existing directors of each Subsidiary Debtor shall remain in their current capacities as directors of the applicable Reorganized Subsidiary Debtor, subject to the ordinary rights and powers of the board of directors or equityholders to replace them.

(c)           The Debtors shall file on or before the Exhibit Filing Date a notice of the identities of the members of the board of directors of Reorganized Hayes to serve as of the Plan Effective Date.  Each such initial director, with the exception of the Chief Executive Officer, shall be “independent” and “disinterested”.  For purposes of the immediately preceding sentence, an individual will be deemed to be “independent” and “disinterested” if such individual (x) is not an employee or affiliate of the corporation or any of its subsidiaries or any stockholder or any of its affiliates and (y) does not have any material business or close personal relationship or any history of any material business or close personal relationships with the corporation or any of its subsidiaries or any stockholder or any of its affiliates.  The foregoing requirements for independence and disinterestedness shall remain in place until such time as the Board of Reorganized Hayes, in accordance with Reorganized Hayes’ Organizational Documents, terminates, modified or alters such requirements.

(d)           The individuals identified in Exhibit G shall serve as the initial officers of the Reorganized Debtors in the capacities set forth therein.  All other existing officers or managing members of the Debtors (unless expressly replaced as set forth in Exhibit G) shall remain in their current capacities as officers or managing members of the Debtors, subject to the ordinary rights and powers of the board of directors or equityholders, as the case may be, to replace them.

(e)           Each director of Reorganized Hayes shall execute a directors’ indemnification agreement with Reorganized Hayes, on terms and conditions acceptable to the DIP Requisite Lenders in their sole discretion.  Other provisions governing the service, term and continuance in office of the directors of Reorganized Hayes shall be as set forth in the Organizational Documents of Reorganized Hayes or the other exhibits thereto.

6.7    Employment Incentive Compensation Programs.

(a)           Long Term Incentive Plan. Reorganized Hayes shall adopt the Long Term Incentive Plan for the benefit of senior management, selected employees and directors of Reorganized Hayes and its Affiliates.  Such Long Term Incentive Plan shall be effective as of the Plan Effective Date and shall be subject to such terms and conditions as the Debtors and the Requisite DIP Lenders shall mutually agree.  Allocations under the Long Term Incentive Plan shall be mutually agreed upon by the CEO and the Requisite DIP Lenders.

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(b)           Executive Employment Agreements.  The Debtors shall assume the existing employment agreements and/or implement the new employment agreements identified in Exhibit H (collectively, the “Executive Employment Agreements”).  The assumption of or entering into the Executive Employment Agreements (or any amendments thereto) shall be in the form and substance satisfactory to the Requisite DIP Lenders in their sole discretion.  For the avoidance of doubt, entry into or assumption of any Executive Employment Agreement or other employment agreement shall not be a condition precedent to the confirmation or consummation of this Plan.

(c)           Annual Incentive Plan and Key Employee Incentive Plan.  Subject to any modifications required by the Requisite DIP Lenders, in their sole discretion and as identified in Exhibit I, the Debtors shall assume any remaining obligations under the Annual Incentive Plan and the KEIP that the Debtors implemented during the Bankruptcy Cases.

(d)           Retiree Benefits.  Notwithstanding anything to the contrary herein, following the Plan Effective Date, with respect to the payment of “retiree benefits” (as such term is defined in Bankruptcy Code section 1114) related to medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability, or death, such payment shall continue at the levels established pursuant to subsections (e)(1)(B) or (g) of Bankruptcy Code section 1114, at any time prior to confirmation this Plan, for the duration of the periods the Debtors have obligated themselves to provide such benefits, if any, and subject to any contractual rights to terminate or modify.

(e)           Except for the Long Term Incentive Plan, the Executive Employment Agreements, the Annual Incentive Plan, and the KEIP, the Debtors shall not continue, assume, or enter into any benefit, compensation, incentive or similar plans and agreements other than (1) such programs or agreements implemented or executed in the ordinary course of their business, (2) as consented to by the Requisite DIP Lenders, or (3) as approved by the board of directors of the Reorganized Company.

6.8    Post-Effective Date Financing.

(a)           On the Plan Effective Date, the Reorganized Debtors shall (a) enter into the Exit Credit Facility together with all guarantees evidencing obligations of the Reorganized Debtors thereunder and security documents, (b) execute the Exit Credit Facility Documents together with such other documents the Exit Credit Facility Lenders may require, and (c) deliver insurance and customary opinions, all of which items in clauses (a) – (c) shall be in form and substance satisfactory to the Exit Credit Facility Lenders, and such documents and all other documents, instruments and agreements to be entered into, delivered or contemplated thereunder shall become effective in accordance with their terms on the Plan Effective Date.

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(b)           The amount, form and substance of the Exit Credit Facility shall be on terms and conditions and subject to the approval of the Requisite DIP Lenders in their sole discretion.

(c)           In the Confirmation Order, the Bankruptcy Court shall approve the Exit Credit Facility on the terms and conditions disclosed to the Bankruptcy Court, with such changes that are not materially adverse to the Debtors or the Reorganized Debtors that may be agreed upon by the parties thereto, and authorize the Reorganized Debtors to execute the Exit Credit Facility Documents together with such other documents as the Exit Credit Facility Lenders may reasonably require in order to effectuate the treatment afforded to such parties under the Exit Credit Facility.

6.9    Restructuring Transactions and Alternative Structures.

(a)           Subject to the prior agreement of the Requisite DIP Lenders, the Debtors or the Reorganized Debtors, as the case may be, shall take such actions as may be necessary or appropriate to effect certain restructuring transactions which may include the following (collectively, the “Restructuring Transactions”): (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation or reorganization containing terms that are consistent with the terms of this Plan and that satisfy the requirements of applicable law; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any property, right, liability, duty or obligation on terms consistent with the terms of this Plan; (iii) the filing of appropriate Organizational Documents with the appropriate governmental authorities under applicable law; and (iv) all other actions that such Debtor or Reorganized Debtor determines are necessary or appropriate.  In the event a Restructuring Transaction is a merger transaction, upon the consummation of such Restructuring Transaction, each party to such merger shall cease to exist as a separate corporate entity and thereafter the surviving Reorganized Debtor shall assume and perform the obligations under this Plan of each Reorganized Debtor party to such merger.  In the event a Reorganized Debtor is liquidated, the Reorganized Debtors (or the Reorganized Debtor which owned the stock of such liquidating Debtor prior to such liquidation) shall assume and perform the obligations of such liquidating Reorganized Debtor under this Plan.

(b)           Several alternative structures for the post-emergence capital structure of the Debtors are being explored.  Under certain of the alternative structures, one or more newly organized entities would acquire certain of the Debtors, or certain of the assets of the Debtors.  Other alternative structures involve the Debtors entering into certain transactions prior to the Plan Effective Date in order to modify the overall corporate structure of the Debtors and/or otherwise structure their businesses for corporate or operational reasons.  The reorganization of the Debtors will be consummated pursuant to an alternative structure described in this paragraph only if, after further analysis, the Debtors believe that it will improve the corporate or

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operational structure or otherwise provide efficiencies to the Estates or the Reorganized Debtors, and only if the Debtors have received the prior written consent of Requisite DIP Lenders.  Any such reorganization shall not have any material adverse effect on any of the distributions under this Plan.

6.10    Preservation of Causes of Action.

(a)           In accordance with Bankruptcy Code section 1123(b)(3) and except as otherwise provided in this Plan, the Reorganized Debtors shall retain and may, in their sole discretion, enforce or prosecute all Retained Actions.  The Reorganized Debtors, in their sole and absolute discretion, will determine whether to bring, settle, release, or compromise any Retained Actions (or decline to do any of the foregoing).  The Reorganized Debtors or any successors may prosecute (or decline to prosecute) such Retained Actions in accordance with the best interests of the Reorganized Debtors or any successors holding such rights of action.

(b)           Except as otherwise provided herein, the failure of the Debtors to specifically list any Claim, right of action, suit or proceeding in the Schedules or in Exhibit D hereto does not, and will not be deemed to, constitute a waiver or release by the Debtors of such claim, right of action, suit or proceeding, and the Reorganized Debtors will retain the right to pursue such claims, rights of action, suits or proceedings in their sole discretion and, therefore, no preclusion doctrine, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches will apply to such claim, right of action, suit or proceeding upon or after the confirmation or consummation of this Plan.

6.11    Exclusivity Period.  Subject to the terms set forth herein, the Debtors shall retain the exclusive right to amend or modify this Plan, and to solicit acceptances of any amendments to or modifications of this Plan, through and until the Plan Effective Date.

6.12    Effectuating Documents; Further Transactions.  The chairman of the board of directors, the chief executive officer, the chief financial officer, the general counsel, or any other executive officer or managing member of the Debtors shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.  The secretary or assistant secretary of the Debtors shall be authorized to certify or attest to any of the foregoing actions.

6.13    Exemption From Certain Transfer Taxes and Recording Fees.  Pursuant to Bankruptcy Code section 1146(c), any transfers from a Debtor to a Reorganized Debtor or to any other Person or entity pursuant to this Plan (including, without limitation, pursuant to any grant of collateral under the Exit Credit Facility), or any agreement regarding the transfer of title to or ownership of any of the Debtors’

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real or personal property, will not be subject to any document recording tax, stamp tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording tax, or other similar tax or governmental assessment, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

6.14    Approval of Requisite DIP Lenders and Exit Credit Facility Lenders.  For purposes of this Plan, when approval or consent is required from the Requisite DIP Lenders or Exit Credit Facility Lenders, such approval or consent shall be provided in writing by the DIP Administrative Agent or Exit Credit Facility Agent (or their respective counsel), respectively.

ARTICLE VII

UNEXPIRED LEASES AND EXECUTORY CONTRACTS

7.1    Assumed Contracts and Leases.

(a)           On the Plan Effective Date, all executory contracts or unexpired leases of the Debtors (except those executory contracts and unexpired leases to which the Debtors are a party that are specifically listed on the schedule of rejected contracts and leases annexed hereto as Exhibit J) will deemed assumed in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code.  The Confirmation Order shall constitute an order of the Bankruptcy Court approving such assumptions, pursuant to section 365(b)(1) of the Bankruptcy Code and, to the extent applicable, section 365(b)(3) of the Bankruptcy Code, as of the Plan Effective Date and a finding by the Bankruptcy Court that each such assumption is in the best interests of the Debtors, their Estates, and all parties in interest in these cases.  In addition, the Confirmation Order shall constitute a finding of fact and conclusion of law that (i) each executory contract or unexpired lease is an executory contract which may be assumed by the Debtors, (ii) there are no defaults of the Debtors, no cure payments owing (except as established through the procedure set forth in Section 7.4(b) herein), no compensation due for any actual pecuniary loss, and there is adequate assurance of future performance with respect to of each executory contract or unexpired lease, (iii) such assumption is in the best interest of the Debtors and their Estates, (iv) upon the Plan Effective Date, the assumed executory contracts or unexpired leases constitute legal, valid, binding and enforceable contracts in accordance with the terms thereof, and (v) the counter party to each assumed executory contract or unexpired lease is required to and ordered to perform under and honor the terms of the assumed executory contract or unexpired lease.  Each executory contract and unexpired lease assumed pursuant to

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this Article VII shall be Reinstated and be fully enforceable by the respective Reorganized Debtor in accordance with its terms, without amendment or modification.

(b)           Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (a) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to a Final Order of the Bankruptcy Court or is otherwise rejected as a part of this Plan.

(c)           All counterparties to executory contracts or unexpired leases to be assumed pursuant to this Plan shall receive notice of the Plan Effective Date.

7.2    Rejected Contracts and Leases.

(a)           Except with respect to executory contracts and unexpired leases that have previously been assumed or are the subject of a motion to assume, or a notice of assumption served pursuant to an order of the Bankruptcy Court, on or before the Confirmation Date, all executory contracts and unexpired leases listed on Exhibit J to this Plan shall be deemed automatically rejected as of the Effective Date.  The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections pursuant to section 365 of the Bankruptcy Code. The Debtors reserve the right to file a motion on or before the Confirmation Date to reject any executory contract or unexpired lease.

(b)           The Debtors may, with the consent of the Requisite DIP Lenders, remove or add any contract or lease from Exhibit J until the Plan Effective Date by filing a notice of such removal with the Bankruptcy Court prior to the Plan Effective Date.

7.3           Exhibits Not Admissions.  Neither the inclusion by the Debtors of a contract or lease on Exhibit J nor anything contained in this Plan shall constitute an admission by the Debtors that such lease or contract is an unexpired lease or executory contract or that any Debtor, or any of their Affiliates, has any liability thereunder.

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7.4    Payments Related to Assumption of Executory Contracts and Unexpired Leases.

(a)           The provisions (if any) of each executory contract or unexpired lease to be assumed and Reinstated under this Plan which are or may be in default shall be satisfied solely by Cure.  Objections to assumption or rejection including, without limitation, to Cure related to non-monetary defaults, must be raised in an objection to be filed no later than the date by which objections are required to be filed with respect to confirmation of the Plan.  Any such Objections will be litigated at the Confirmation Hearing or at such other time as the Bankruptcy Court may schedule.

(b)           The Solicitation Procedures Order shall establish the procedures for determining and resolving disputed Cure amounts.  Any party failing to follow such Cure procedures shall be forever barred from asserting, collecting, or seeking to collect any amounts relating thereto against the Debtors or Reorganized Debtors.

7.5    Rejection Damages Bar Date.  If rejection of an executory contract or unexpired lease rejected pursuant to this Plan results in a Claim, then such Claim shall be forever barred and shall not be enforceable against either the Debtors or the Reorganized Debtors or such entities’ properties unless a proof of claim is filed with the clerk of the Bankruptcy Court and served upon counsel to the Debtors within thirty (30) days after service of the earlier of (a) notice of entry of the Confirmation Order or (b) other notice that the executory contract or unexpired lease has been rejected.  Any Claim that may be Allowed as a result of the rejection of an executory contract or unexpired lease shall be treated as an Other Unsecured Claim.

ARTICLE VIII

PROVISIONS GOVERNING DISTRIBUTIONS

8.1    Time of Distributions.  Except as otherwise provided for herein, or  ordered by the Bankruptcy Court, distributions under this Plan shall be made on a Periodic Distribution Date or as soon as reasonably practical thereafter.

8.2    No Interest on Claims.  Unless otherwise specifically provided for in this Plan, the Confirmation Order, DIP Financing Order or the DIP Credit Agreement, Postpetition Interest shall not accrue or be paid on Claims, and no Claimholder shall be entitled to interest accruing on or after the Petition Date on any Claim, right, or Interest.  Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Effective Date to the date a final distribution is made when and if such Disputed Claim becomes an Allowed Claim.

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8.3    Disbursing Agent.  The Disbursing Agent shall make all distributions required under this Plan.

8.4    Surrender of Securities or Instruments.  On or before the Distribution Date, or as soon as practicable thereafter, each holder of a Certificate, shall surrender such Certificate to the Disbursing Agent or, with respect to indebtedness that is governed by other agreement, the respective servicer, and such Certificate shall be cancelled.  No distribution of property hereunder shall be made to or on behalf of any such holder unless and until such Certificate is received by the Disbursing Agent or the respective servicer or the unavailability of such Certificate is reasonably established to the satisfaction of the Disbursing Agent or the respective servicer.  Any holder who fails to surrender or cause to be surrendered such Certificate, or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent or the respective servicer prior to the first anniversary of the Plan Effective Date, shall be deemed to have forfeited all rights and Claims in respect of such Certificate and shall not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including any dividends or interest attributable thereto, shall revert to the Reorganized Debtors notwithstanding any federal or state escheat laws to the contrary.

8.5    Claims Administration Responsibility.  The Reorganized Debtors will have sole and absolute discretion in administering, disputing, objecting to, compromising or otherwise resolving all Claims against the Debtors (the “Claims Administration”).  The Reorganized Debtors shall bear the responsibility for any fees, costs, expenses or other liabilities incurred by the Disbursing Agent in connection with the Claims Administration.

8.6    Delivery of Distributions.  Distributions under this Plan to holders of Allowed Prepetition Secured Lender Claims shall be made to or at the direction of the Prepetition Administrative Agent and shall be distributed by the Prepetition Administrative Agent in accordance with the Prepetition Credit Agreement.  Distributions under this Plan to holders of DIP Financing Facility Claims shall be made to or at the direction of the DIP Administrative Agent and shall be distributed by the DIP Administrative Agent in accordance with the DIP Credit Agreement.  Distributions under this Plan to holders of Notes Claims, if any, shall be made to or at the direction of the Notes Indenture Trustee and shall be distributed by the Notes Indenture Trustee in accordance with the indenture governing the Notes.  Distributions under this Plan to all other Allowed Claimholders shall be made by the Disbursing Agent.  If any Claimholder’s distribution is returned as undeliverable, no further distributions to such Claimholder shall be made unless and until the Disbursing Agent or the appropriate servicer is notified of such Claimholder’s then current address, at which time all missed distributions shall be made to such Claimholder without interest.  Amounts in respect of undeliverable distributions shall be returned to the Reorganized Debtors until such distributions are claimed.  All

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claims for undeliverable distributions shall be made on or before the second anniversary of the Effective Date.  After such date, all unclaimed property shall revert to the Reorganized Debtors.  Upon such reversion, the claim of any Claimholder, or their successors, with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.

8.7    Procedures for Treating and Resolving Disputed and Contingent Claims.

(a)           No Distributions Pending Allowance.  No payments or distributions will be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order of the Bankruptcy Court, and the Disputed Claim has become an Allowed Claim.  All objections to Claims must be filed on or before the Claims Objection Deadline.

Distributions After Allowance.  Payments and distributions to each respective Claimholder on account of a Disputed Claim, to the extent that it ultimately becomes an Allowed Claim, will be made in accordance with provisions of this Plan that govern distributions to such Claimholders.  Subject to the other provisions of this Article VIII, on the first Periodic Distribution Date following the date when a Disputed Claim becomes an Allowed Claim, the Disbursing Agent will distribute to the Claimholder any Cash or other Plan consideration that would have been distributed on the dates distributions were previously made to Claimholders had such Allowed Claim been an Allowed Claim on such dates, together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property as if such Allowed Claim had been an Allowed Claim on the dates distributions were previously made to Allowed Claimholders included in the applicable class.

8.8    Conversion of Claims Asserted In Foreign Currencies.  Any Claim asserted in non-United States currency shall, for distribution purposes, be converted to Unites States dollars at such rate quoted in the Wall Street Journal on the Petition Date.

ARTICLE IX

ALLOWANCE AND PAYMENT OF
CERTAIN ADMINISTRATIVE CLAIMS

9.1    Professional Claims.

(a)           Final Fee Applications.  All final requests for payment of Professional Claims must be filed no later than forty-five (45) days after the Plan

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Effective Date.  After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court, the allowed amounts of such Professional Claims shall be determined by the Bankruptcy Court.

(b)           Payment of Interim Amounts.  Subject to the Holdback Amount, on the Plan Effective Date, the Debtors or the Reorganized Debtors shall pay all amounts owing to Professionals for all outstanding amounts relating to prior periods through the Plan Effective Date.  In order to receive payment on the Plan Effective Date for unbilled fees and expenses incurred through such date, no later than two (2) days prior to the Plan Effective Date, the Professionals shall estimate fees and expenses due for periods that have not been billed as of the Plan Effective Date and shall deliver such estimate to counsel for the Debtors, the Prepetition Agent, and the DIP Agent.  Within fifteen (15) days after the Plan Effective Date, a Professional receiving payment for the estimated period shall submit a detailed invoice (the “Final Invoice”) covering such period in the manner and providing the detail as set forth in the Professional Fee Order. In the event the Final Invoice reflects that amounts are due to a Professional, the Reorganized Debtors shall promptly pay such amounts; excess amounts paid by the Debtors to a Professional shall be promptly remitted to the Reorganized Debtors.

(c)           On the Plan Effective Date, the Debtors or the Reorganized Debtors shall pay to the Disbursing Agent, in order to fund the Holdback Escrow Account, Cash equal to the aggregate Holdback Amount for all Professionals.  The Disbursing Agent shall maintain the Holdback Escrow Account in trust for the Professionals with respect to whom fees have been held back pursuant to the Professional Fee Order.  Such funds shall not be considered property of the Reorganized Debtors.  The remaining amount of Professional Claims owing to the Professionals first shall be paid to such Professionals by the Disbursing Agent from the Holdback Escrow Account when such claims are finally allowed by the Bankruptcy Court and, to the extent funds held in the Holdback Escrow Account are insufficient, such amounts shall be paid by the Reorganized Debtors.  When all Professional Claims have been paid in full, amounts remaining in the Holdback Escrow Account, if any, shall be paid to the Reorganized Debtors.

(d)           Upon the Plan Effective Date, any requirement that professionals comply with Bankruptcy Code sections 327 through 331 in seeking retention or compensation for services rendered after such date will terminate.

(e)           All amounts payable to Professionals under this Plan are subject to final allowance by the Bankruptcy Court.

9.2    Substantial Contribution Compensation and Expenses Bar Date.  Any Person who requests compensation or expense reimbursement for making a substantial contribution in the Bankruptcy Cases pursuant to Bankruptcy Code

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sections 503(b)(3), 503(b)(4), and 503(b)(5) must file an application with the clerk of the Bankruptcy Court, on or before the 503 Deadline, and serve such application on counsel for the Debtors and as otherwise required by the Bankruptcy Court and the Bankruptcy Code on or before the 503 Deadline, or be forever barred from seeking such compensation or expense reimbursement.

9.3    Other Administrative Claims.

All other requests for payment of an Administrative Claim (other than as set forth in Sections 2.5, 9.1 and 9.2 of this Plan, and other than with respect to Cure Claims) must be filed with the Bankruptcy Court and served on counsel for the Debtors no later the Administrative Claims Bar Date.  Unless the Debtors or the Reorganized Debtors object to an Administrative Claim by the Claims Objection Deadline, such Administrative Claim shall be deemed allowed in the amount requested.  In the event that the Debtors or the Reorganized Debtors object to an Administrative Claim, the Bankruptcy Court shall determine the allowed amount of such Administrative Claim.  Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim (i) which is paid or payable by any Debtor in the ordinary course of business or (ii) the payment of which has been approved by the Bankruptcy Court.

ARTICLE X

EFFECT OF THE PLAN ON CLAIMS AND INTERESTS

10.1    Revesting of Assets.  Except as otherwise explicitly provided in this Plan, on the Plan Effective Date all property comprising the Estates (including Retained Actions) shall revest in each of the Debtors and, ultimately, in the Reorganized Debtors, free and clear of all Claims, Liens and Interests of creditors and equity security Holders (other than as expressly provided herein).  As of the Plan Effective Date, each of the Reorganized Debtors may operate its business and use, acquire, and dispose of property and settle and compromise Claims without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by this Plan and the Confirmation Order.

10.2    Discharge of the Debtors. Pursuant to and to the fullest extent permitted by Bankruptcy Code section 1141(d), except as otherwise specifically provided in this Plan or in the Confirmation Order, confirmation of this Plan discharges and releases, effective as of the Confirmation Date (but subject to the occurrence of the Plan Effective Date), the Debtors, the Reorganized Debtors and the Estates (a) from all Claims and Causes of Action, whether known or unknown, and (b) from liabilities of, liens on, obligations of, rights against, and Interests in the Debtors or any of their assets or properties, in each case regardless of whether any property

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has been distributed or retained pursuant to this Plan on account of such Claims, Causes of Action, rights, liabilities, liens, obligations and Interests, and in each case including, but not limited to, demands and (x) Claims, Causes of Actions, rights, liabilities, liens, obligations and Interests that arose before the Confirmation Date, (y) any Claims, Causes of Actions, rights, liabilities (including withdrawal liabilities), liens, obligations and Interests to the extent such Claims, Causes of Actions, rights, liabilities (including withdrawal liabilities), liens, obligations and Interests relate to services performed by employees of the Debtors prior to the Petition Date and that arise from a termination of employment or a termination of any employee or retiree benefit program regardless of whether such termination occurred prior to or after the Confirmation Date, and (z) all Claims of the kind specified in Bankruptcy Code sections 502(g), 502(h) or 502(i), in each case whether or not (i) a proof of claim or interest based upon such Claims, Causes of Actions, rights, liabilities, liens, obligations and Interests or Interest is filed or deemed filed under Bankruptcy Code section 501, (ii) a Claim or Interest based upon such Claims, Causes of Actions, rights, liabilities, liens, obligations and Interests is allowed under Bankruptcy Code section 502, or (iii) the Holder of such a Claim, Cause of Action, right, liability, lien, obligation or Interests accepted this Plan.  The Confirmation Order shall be a judicial determination of the discharge of all liabilities of and Interests in the Debtors, subject to the Plan Effective Date occurring.

As of the Plan Effective Date, except as provided in this Plan or in the Confirmation Order or under the terms of the documents evidencing and order approving the Exit Credit Facility, all Persons shall be precluded from asserting against the Debtors or the Reorganized Debtors any other or further claims, debts, rights, causes of action, claims for relief, liabilities, or equity interests relating to the Debtors based upon any act, omission, transaction, occurrence, or other activity of any nature that occurred prior to the Plan Effective Date.  In accordance with the foregoing, except as provided in this Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtors and termination of all Interests in Hayes pursuant to Bankruptcy Code sections 524 and 1141, and such discharge shall void any judgment obtained against the Debtors at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

10.3    Compromises and Settlements.  Pursuant to Bankruptcy Rule 9019(a), the Debtors, with the consent of Requisite DIP Lenders, may compromise and settle various Claims (a) against them and (b) that they have against other Persons.  The Debtors expressly reserve the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against them and claims that they may have against other Persons up to and including the Plan Effective Date.  After the Plan Effective Date, such right shall pass to the Reorganized Debtors as contemplated in Section 10.1 of this Plan, without any need for Bankruptcy Court approval.

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10.4    Release of Certain Parties.  As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors, the Reorganized Debtors and any Person seeking to exercise the rights of the Estates, including, without limitation, any successor to the Debtors or any estate representative appointed or selected pursuant to Bankruptcy Code section 1123(b)(3) shall be deemed to forever release, waive, and discharge the Released Parties of all claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, and liabilities which the Debtors or the Estates are entitled to assert, whether known or unknown, liquidated or unliquidated, fixed or contingent, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, or otherwise, based in whole or in part upon any act or omission, transaction, or occurrence taking place on or prior to the Plan Effective Date in any way relating to the Debtors, the Estates, the conduct of the Debtors’ businesses, the Bankruptcy Cases, this Plan or the Reorganized Debtors with respect to each of the Released Parties; except for willful misconduct, gross negligence, intentional fraud, and/or criminal conduct.

10.5    Releases by Holders of Claims.  As of the Plan Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, each holder of a Claim that affirmatively votes in favor of this Plan hereby forever releases, waives, and discharges all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, and liabilities whatsoever against the Released Parties, arising under or in connection with or related to the Debtors, the Estates, the conduct of the Debtors’ business, the Bankruptcy Cases, the DIP Financing Facility, this Plan (other than the rights under this Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered hereunder) or the Reorganized Debtors, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereunder arising, in law, equity, or otherwise, that are based in whole or part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Plan Effective Date in any way relating to the Debtors, the Estates, the conduct of the Debtors’ businesses, the Bankruptcy Cases, this Plan or the Reorganized Debtors except for willful misconduct, gross negligence, intentional fraud, and/or criminal conduct.

10.6    Setoffs.  Except with respect to Claims specifically Allowed under the Plan, the Debtors may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to this Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against such Claimholder; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such Claimholder.

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10.7    Exculpation and Limitation of Liability.  Except as otherwise specifically provided in this Plan, the Released Parties, the Debtors, and the Reorganized Debtors shall not have or incur, and are hereby released from, any claim, obligation, right, Cause of Action and liability to one another or to any Claimholder or Interestholder, or any other party-in-interest, or any of their respective agents, employees, representatives, financial advisors, investment bankers, attorneys or Affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of (i) the filing and prosecution of the Bankruptcy Cases, (ii) the negotiation and filing of this Plan, (iii) the negotiation and execution  of the DIP Financing Facility, (iv) the pursuit of confirmation of this Plan, (v) the negotiation and pursuit of approval of the Disclosure Statement, (vi) the consummation of this Plan, and (vii) the administration of this Plan or the property to be distributed under this Plan, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under this Plan.  Notwithstanding anything to the contrary contained herein, this Section 10.7 shall not release any party from any claim, obligation, right, Cause of Action or liability arising from any act or omission committed which constitutes willful misconduct, gross negligence, intentional fraud, and/or criminal conduct.

10.8    Indemnification Obligations.

(a)           Indemnification Obligations owed to any Director or Officer, whether pursuant to charter, bylaws, contract or otherwise, shall be deemed to be and shall be treated as though they are, executory contracts that are assumed pursuant to Bankruptcy Code section 365 under the Plan and shall continue in force with respect to the applicable Reorganized Debtor, and such Indemnification Obligations (subject to any defense thereto) shall survive confirmation of the Plan, irrespective of whether indemnification is owed in connection with a pre-Petition Date or post-Petition Date occurrence.

(b)           The Debtors or Reorganized Debtors, as the case may be, covenant to use commercially reasonable efforts to purchase and maintain D&O Insurance providing coverage to the Directors and Officers for a period of six years after the Plan Effective Date, insuring such parties in respect of any claims, demands, suits, Causes of Action, or proceedings against such Directors or Officers based upon any act or omission related to the service with, for, or on behalf of the Debtors or the Reorganized Debtors by such Directors or Officers in form, amount, cost and structure satisfactory to the Debtors and the Requisite DIP Lenders.

(c)           The Debtors or Reorganized Debtors covenant to use commercially reasonable efforts to purchase and maintain D&O Insurance providing coverage to the directors and officers of the Reorganized Debtors in form and substance satisfactory to the directors of the Reorganized Debtors.

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10.9    Injunction.  The satisfaction, release, and discharge pursuant to this Article X of this Plan shall also act as an injunction against any Person commencing or continuing any action, employment of process, or act to collect, offset, or recover any Claim or Cause of Action satisfied, released, or discharged under this Plan to the fullest extent authorized or provided by the Bankruptcy Code, including, without limitation, to the extent provided for or authorized by Bankruptcy Code sections 524 and 1141.

ARTICLE XI

CONDITIONS PRECEDENT

11.1    Conditions to Confirmation.  The following are conditions precedent to confirmation of this Plan that must be satisfied unless waived in accordance with Section 11.3 of this Plan:

(a)           The Bankruptcy Court shall have approved a disclosure statement with respect to this Plan in form and substance satisfactory to the Debtors and the Requisite DIP Lenders in their sole discretion.

(b)           The Confirmation Order, this Plan, and all exhibits and annexes to each of this Plan and the Confirmation Order shall be in form and substance satisfactory to the Debtors and the Requisite DIP Lenders in their sole discretion.

(c)           Prior to the date that is five (5) days prior to the 1st day of the Confirmation Hearing (as such date may be adjourned from time to time), the completion of due diligence to the Requisite DIP Lenders’ sole satisfaction with respect to the Debtors and their Affiliates, including without limitation, due diligence with respect to (i) the business, operations, assets, liabilities (including, without limitation, environmental liabilities), condition (financial or otherwise) or prospects of the Debtors and their Affiliates, (ii) any investigations, claims, causes of action or suits filed or asserted (or threatened) by any governmental entity with respect to the Debtors or any of their Affiliates or any of their respective employees, officers, or directors, (iii) any claims or causes of action filed or asserted (or threatened) by any party with respect to the Debtors or any of their Affiliates or any of their respective employees, officers or directors, and (iv) the size of the administrative expense and priority claims pools as of the Plan Effective Date (including amounts paid prior to the Plan Effective Date).

11.2    Conditions to Consummation.  The following are conditions precedent to the occurrence of the Plan Effective Date, each of which must be satisfied unless waived in accordance with Section 11.3 of this Plan:

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(a)           The Bankruptcy Court shall have entered one or more orders, satisfactory to the Requisite DIP Lenders in their sole discretion (which may include the Confirmation Order) authorizing the assumption and rejection of unexpired leases and executory contracts by the Debtors as contemplated by Article VII hereof.

(b)           The Debtors shall have entered into the Exit Credit Facility, and all conditions precedent to the consummation thereof shall have been waived (subject to any applicable consent requirements) or satisfied in accordance with the terms thereof.

(c)           The Confirmation Order, with the Plan and all exhibits and annexes to each, (i) shall be in form and substance acceptable to the Debtors and the Requisite DIP Lenders, in their sole discretion (ii) shall be a Final Order, and (iii) no request for revocation of the Confirmation Order under Bankruptcy Code section 1144 shall have been made, or, if made, shall remain pending.

(d)           All guaranties (including guarantees by non-Debtors) of the Notes and of the Prepetition Secured Obligations shall have been released or otherwise addressed in a manner acceptable to the Requisite DIP Lenders in their sole discretion; and all liens or pledges securing the Notes and the Prepetition Secured Obligations (or any guarantee thereof) shall have been released or otherwise addressed in a manner acceptable to the Requisite DIP Lenders in their sole discretion.

(e)           There shall not have occurred any event, development or circumstance since the date of the Debtors’ last audited financial statement, that has had, or could reasonably be expected to have, a material adverse effect on the financial condition, business, results of operation, assets or liabilities of the Debtors or any of their Affiliates.

(f)           There shall not have occurred a Force Majeure Event.

(g)           No default or event of default has occurred and is continuing under the DIP Credit Agreement.

(h)           The Conversion Conditions in the DIP Credit Agreement have either been satisfied or waived in accordance with the terms of the DIP Credit Agreement.

(i)           OPEB, pension, collective bargaining agreements, and related matters, issues, and liabilities (including without limitation, the pension obligations of the German and other non-Debtor subsidiaries of Hayes) have been reduced and/or resolved to the satisfaction of the Requisite DIP Lenders in their sole discretion.

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(j)           All of the non-Debtor Obligors’ employment agreements, incentive plans, severance plans, retention plans, and similar agreements or plans are reasonably acceptable to the Requisite DIP Lenders.

(k)           If the Requisite DIP Lenders have requested in writing that one or more non-Debtor Affiliates should (i) become a Debtor(s) in the Bankruptcy Case subject to and a Debtor for all purposes under this Plan and/or (ii) file insolvency (or similar) proceedings in the jurisdiction of their organization and/or operation, then such filing (or in the case of a foreign proceeding, the successful completion of such proceeding) shall have occurred.

(l)           All authorizations, consents, and regulatory approvals worldwide, if any, required in connection with the consummation of this Plan are obtained and not revoked, and any waiting period in connection therewith shall have expired, including, without limitation, those under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, or other antitrust or competition rules or laws.

(m)           All actions, documents and agreements necessary to implement this Plan, including, without limitation, the stockholders’ agreement, the D&O Insurance for the Reorganized Debtors, and each Exhibit, shall be in form and substance satisfactory to the Debtors and the Requisite DIP Lenders, in their sole discretion, and shall have been effected or executed as applicable.

(n)           Assuming all other conditions to the Plan Effective Date have been satisfied, the New Common Stock shall be issued to the DIP Lenders as required by section 2.5 of this Plan.

(o)           All actions required under this Plan to be taken on or before the Plan Effective Date shall have been taken.

11.3    Waiver of Conditions to Confirmation or Consummation.  The conditions set forth in Sections 11.1 and 11.2 of this Plan may be waived by the Debtors with the prior consent of the Requisite DIP Lenders in their sole discretion without any notice to any other parties-in-interest or the Bankruptcy Court and without a hearing.  The failure of the Debtors in their sole discretion to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

ARTICLE XII

RETENTION OF JURISDICTION

Pursuant to Bankruptcy Code sections 105(a) and 1142, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the

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Bankruptcy Cases and this Plan (except in the case of the Exit Credit Facility Documents and New Common Stock which shall be subject to the jurisdiction indicated in the definitive documentation thereof), including, among others, the following matters:

(a)           to hear and determine pending motions for (i) the assumption or rejection or (ii) the assumption and assignment of executory contracts or unexpired leases to which the Debtors are a party or with respect to which the Debtors may be liable, and to hear and determine the allowance of Claims resulting therefrom including the amount of Cure, if any, required to be paid;

(b)           to adjudicate any and all adversary proceedings, applications, and contested matters that may be commenced or maintained pursuant to the Bankruptcy Cases or this Plan, proceedings to adjudicate the allowance of Disputed Claims, and all controversies and issues arising from or relating to any of the foregoing;

(c)           to adjudicate any and all disputes arising from the distribution of the New Common Stock;

(d)           to ensure that distributions to Allowed Claimholders are accomplished as provided herein;

(e)           to hear and determine any and all objections to the allowance of Claims and the estimation of Claims, both before and after the Confirmation Date, including any objections to the classification of any Claim, and to allow or disallow any Claim, in whole or in part;

(f)           to enter and implement such orders as may be appropriate if the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

(g)           to issue orders in aid of execution, implementation, or consummation of this Plan;

(h)           to consider any modifications of this Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(i)           to hear and determine all applications for compensation and reimbursement of Professional Claims under this Plan or under Bankruptcy Code sections 330, 331, 503(b), 1103, and 1129(a)(4);

(j)           to determine requests for the payment of Claims entitled to priority under Bankruptcy Code section 507(a)(1), including compensation of and reimbursement of expenses of parties entitled thereto;

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(k)           to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan or the Confirmation Order, including, without limitation, disputes arising under agreements, documents, or instruments executed in connection with this Plan;

(l)           to hear and determine all suits or adversary proceedings to recover assets of the Debtors and property of its Estates, wherever located;

(m)           to hear and determine matters concerning state, local, and federal taxes in accordance with Bankruptcy Code sections 346, 505, and 1146;

(n)           to hear any other matter not inconsistent with the Bankruptcy Code;

(o)           to hear and determine all disputes involving the existence, nature, or scope of the Debtors’ discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Plan Effective Date;

(p)           to hear and determine all disputes among the Debtors and the Pension Benefit Guarantee Corporation;

(q)           to hear and determine all disputes involving the releases and exculpations granted herein and the injunctions established herein;

(r)           to enter a final decree closing the Bankruptcy Cases; and

(s)           to enforce all orders previously entered by the Bankruptcy Court.

Unless otherwise specifically provided herein or in a prior order of the Bankruptcy Court, the Bankruptcy Court shall have exclusive jurisdiction to hear and determine disputes concerning Claims, Interests, and the Retained Actions, and any motions to compromise or settle such disputes.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1    Binding Effect.  As of the Plan Effective Date, this Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, all present and former Claimholders, all present and former Interestholders, other parties-in-interest and their respective heirs, successors, and assigns.

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13.2    Modification and Amendments.  The Debtors may alter, amend, or modify this Plan or any Exhibits hereto under Bankruptcy Code section 1127(a), in a form that is satisfactory to the Requisite DIP Lenders in their sole discretion, at any time prior to the Confirmation Hearing.  After the Confirmation Date and prior to substantial consummation of this Plan as defined in Bankruptcy Code section 1101(2), the Debtors may, with the consent of the Requisite DIP Lenders in their sole discretion, under Bankruptcy Code section 1127(b), institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in this Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of this Plan.

13.3    Withholding and Reporting Requirements.  In connection with this Plan and all instruments issued in connection therewith and distributions thereunder, the Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.

13.4    Allocation of Plan Distributions Between Principal and Interest.  To the extent that any Allowed Claim entitled to a distribution under this Plan is composed of indebtedness and accrued but unpaid interest thereon, such distribution shall, for United States federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

13.5    Creditors’ Committee.  Effective on the Plan Effective Date, the Creditors’ Committee shall dissolve automatically, whereupon its members, professionals, and agents shall be released from any further duties and responsibilities in the Bankruptcy Cases and under the Bankruptcy Code, except with respect to applications for Professional Claims.  The professionals retained by the Creditors’ Committee shall not be entitled to compensation and reimbursement of expenses for services rendered after the Plan Effective Date, except for services rendered in connection with (a) the implementation of the transactions contemplated to occur on the Plan Effective Date hereunder and (b) applications for allowance of compensation and reimbursement of expenses pending on the Plan Effective Date or filed after the Plan Effective Date pursuant to Section 9.1 hereof.

13.6    Payment of Statutory Fees.  All fees payable pursuant to section 1930 of title 28 of the United States Code, as of the entry of the Confirmation Order as determined by the Bankruptcy Court at the Confirmation hearing, shall be paid on the Plan Effective Date.  The Reorganized Debtors will continue to pay fees pursuant to section 1930 of title 28 of the United States Code as required by that section.

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13.7    Revocation, Withdrawal, or Non-Consummation.

(a)           Right to Revoke or Withdraw.  Each Debtor reserves the right to revoke or withdraw this Plan at any time prior to the first day of the Confirmation Hearing.  Each Debtor may, with the consent of the Requisite DIP Lenders, revoke or withdraw this Plan at any time prior to the Plan Effective Date.

(b)           Effect of Withdrawal, Revocation, or Non-Consummation. If the Debtors revoke or withdraw this Plan pursuant to section 13.7 of this Plan prior to the Plan Effective Date, or if the Confirmation Date or the Plan Effective Date does not occur on or before [●], then this Plan, any settlement, or compromise embodied in this Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), the assumption or rejection of executory contracts or unexpired leases effected by this Plan, and any document or agreement executed pursuant to this Plan shall be null and void.  In such event, nothing contained herein, and no acts taken in preparation for consummation of this Plan, shall be deemed to constitute a waiver or release of any Claims by or against or Interests in the Debtors or any other Person, to prejudice in any manner the rights of the Debtors or any other Person in any further proceedings involving the Debtors, or to constitute an admission of any sort by the Debtors or any other Person.

13.8    Notices.  Any notice required or permitted to be provided to the Debtors, the Creditors’ Committee, the Prepetition Administrative Agent, the DIP Administrative Agent, or the  Requisite DIP Lenders under this Plan shall be in writing and served by (a) certified mail, return receipt requested, (b) hand delivery, or (c) overnight delivery service, to be addressed as follows:

If to the Debtors:

Hayes Lemmerz International, Inc.
15300 Centennial Drive
Northville, MI 48168
Attn:     Patrick C. Cauley, Esq., General Counsel

with copies to:

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
155 North Wacker Drive
Chicago, Illinois  60606-1285
Attn:         J. Eric Ivester, Esq. and Stephen D. Williamson, Esq.

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If to the Creditors’ Committee:

LOWENSTEIN SANDLER PC
65 Livingston Avenue
Roseland, NJ  07068
Attn:     Kenneth A. Rosen, Esq.

If to the Prepetition Administrative Agent:

WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, NY  10153
Attn:     Lori Fife, Esq.

If to the DIP Administrative Agent:

MILBANK, TWEED, HADLEY & McCLOY LLP
1 Chase Manhattan Plaza
New York, NY  10005-1413
Attn:     Abhilash Raval, Esq., Tyson Lomazow, Esq., and Brian Kinney, Esq.

13.9    Term of Injunctions or Stays.  Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Bankruptcy Cases under Bankruptcy Code sections 105 or 362 or otherwise, and extant on the Confirmation Date, shall remain in full force and effect until the Plan Effective Date.

13.10    Governing Law.  Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated herein or in the relevant governing agreement, document or instrument, the laws of the State of Delaware (except those provisions that would require the application of the law of a different jurisdiction) shall govern the construction and implementation of this Plan, any agreements, documents, and instruments executed in connection with this Plan.

13.11    Waiver and Estoppel.  Each Claimholder or Interestholder shall be deemed to have waived any right to assert that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors and/or their counsel, the Creditors’ Committee and/or its counsel, or any other Person, if such agreement was not disclosed in this Plan, the Disclosure Statement, or papers filed with the Bankruptcy Court prior to the Confirmation Date.

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Dated:  Wilmington, Delaware
July 2, 2009
HAYES LEMMERZ INTERNATIONAL, INC. AND ITS AFFILIATED DEBTORS AND DEBTORS-IN-POSSESSION IN THE BANKRUPTCY CASES
By: /s/ Mark Brebberman
Mark Brebberman Vice President and Chief Financial Officer

ATTORNEYS FOR HAYES LEMMERZ INTERNATIONAL, INC. AND ITS SUBSIDIARIES AND AFFILIATES THAT ARE ALSO DEBTORS AND DEBTORS-IN-POSSESSION IN THE BANKRUPTCY CASES
By: /s/ J. Eric Ivester

J. Eric Ivester
Stephen D. Williamson
Bennett S. Silverberg (New York Office)
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
155 North Wacker Drive
Chicago, Illinois 60606

- and -

Anthony W. Clark
Kimberly A. LaMaina
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899